As filed with the Securities and Exchange Commission on November 26 , 2013

Registration No. 333-186580

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pre-Effective Amendment No. 5

to

Form S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PETROSONIC ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1389	98-0585718
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

914 Westwood Boulevard. No. 545

Los Angeles, California 90024

(855) 626-3317

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Art Agolli

Chief Executive Officer

Petrosonic Energy, Inc.

914 Westwood Boulevard. No. 545

Los Angeles, California 90024

(855) 626-3317

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kevin Friedmann, Esq.

Richardson & Patel LLP

The Chrysler Building

405 Lexington Avenue, 49th Floor

New York, New York 10174

(212) 561-5559

From time-to-time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.001 par value	12,210,000	$0.61	$7,448,100	$1,015.92	(3)

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover such indeterminate number of additional shares of the registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares to be offered pursuant to the applicable plan described herein.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended, based on the average of the closing bid and asked prices for the registrant’s common stock as reported on the OTCQB on February 7, 2013.

(3) The registration fee was paid on February 11, 2013.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26 , 2013

PRELIMINARY PROSPECTUS

12,210,000 Shares of Common Stock

PETROSONIC ENERGY, INC.

This prospectus covers the resale by the selling stockholders named on page 48 of up to 12,210,000 shares of our common stock, $0.001 par value.

These securities will be offered for sale by the selling stockholders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus titled “Plan of Distribution.” We will not receive any of the proceeds from the sale of these shares. The selling stockholders may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with the sale of their common stock under this prospectus. We will pay all the expenses incurred in connection with the offering described in this prospectus, with the exception of brokerage expenses, fees, discounts and commissions, which will all be paid by the selling stockholders. Our common stock is more fully described in the section of this prospectus titled “Description of Securities to be Registered.”

The prices at which the selling stockholders may sell the shares of common stock that are part of this offering may be the prevailing market price for the shares at the time the shares are sold, a price related to the prevailing market price, negotiated prices or prices determined, from time to time, by the selling stockholders. See the section of this prospectus titled “Plan of Distribution.”

Our common stock is currently quoted on the OTCQB under the symbol “PSON”. On November 25 , 2013, the closing price of our common stock was $0. 22 per share.

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _____________, 2013.

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Unless otherwise stated or the context otherwise requires, the terms “Petrosonic,” “we,” “us,” “our” and the “Company” refer to Petrosonic Energy, Inc. and its subsidiary.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with additional or different information. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

No dealer, salesperson or any other person is authorized in connection with this offering to give any information or make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any circumstance in which the offer or solicitation is not authorized or is unlawful.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the sections titled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Our Business,” contains forward-looking statements. We have based these statements on our beliefs and assumptions, based on information currently available to us. These forward-looking statements are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations, our total market opportunity and our business plans and objectives.

Forward-looking statements are not guarantees of performance. Our future results and requirements may differ materially from those described in the forward-looking statements. Many of the factors that will determine these results and requirements are beyond our control. In addition to the risks and uncertainties discussed in this prospectus, investors should consider the following:

●	our ability to successfully implement our business strategy,

●	our limited cash and our history of losses,

●	whether our technology will perform as expected,

●	the acceptance of our technology by the oil industry,

●	emerging competition and rapidly advancing technology in our industry that may outpace our technology,

●	our ability to raise cash as and when we need it,

●	the impact of competition and changes to the competitive environment on our products and services, and

●	other factors detailed from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements speak only as of the date of this prospectus. We do not intend to update or revise any forward-looking statements, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section titled “Risk Factors” and our consolidated financial statements and the related notes. You should only rely on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is accurate only as of the date on the front cover, but the information may have changed since that date.

OUR COMPANY

References in the discussion below to “we,” “our,” “us” or the “Company” refer to Petrosonic Energy, Inc. (previously Bearing Mineral Exploration, Inc.), a Nevada corporation and its majority-owned subsidiary, Petrosonic Albania sh.a, sometimes referred to as “Petrosonic Albania” or “Petrosonic”, a body corporate under the laws of Albania. The outstanding capital stock of Petrosonic Albania is owned 60% by the Company and 40% by Albnafta, a body corporate under the laws of Albania. Albnafta is wholly-owned by our Chief Executive Office and director, Art Agolli.

Mr. Agolli owns 3,779,500 shares, or approximately 1.4%, of the issued and outstanding shares of Sonoro Energy Ltd. (“Sonoro”) (based on the number of shares of common stock reported by Sonoro to be outstanding on June 30, 2013, which is the most recent report currently available). Mr. Agolli was one of the founders of Sonoro and, from time-to-time through 2011, he provided business development consulting services to Sonoro.

Prior to July 27, 2012 we were a shell company. On July 27, 2012, pursuant to the terms of an Asset Purchase and Sale Agreement, we acquired from Sonoro technology relating to the treatment and upgrading of heavy oil by sonicated solvent de-asphalting, two sonic reactors, and a solvent recovery system. On the same day, pursuant to the terms of a Share Purchase Agreement with Sonoro, we acquired 60,000 shares of Petrosonic Albania sh.a. In addition to the payment of CDN$500,000 we made to Sonoro for the purchase of the assets, we agreed to pay to Sonoro a 10% royalty interest in our realized net revenues for a period of 10 years from the time we commence commercial operations. We will commence commercial operations once we begin processing an average of 50 barrels of feed stock per day over a period of 30 consecutive days utilizing the technology we acquired. As part of the acquisition of these assets, we entered into a license agreement with Sonoro for commercialization of our newly acquired technology by Sonoro in the Republic of Iraq. The license is non-exclusive, royalty-free and fully paid-up. The license lasts for the period that Sonoro uses our technology in the Republic of Iraq. A more complete description of the Asset Purchase and Sale Agreement and the license agreement with Sonoro is included in the discussion titled “Our Business – Overview of Our Business”.

We intend to develop and deliver innovative technologies to the energy sector for use in the production of petroleum products. Currently, our primary focus is to provide technologies that upgrade heavy oil economically and in an environmentally friendly manner. Our method of sonicated solvent de-asphalting, which we call Sonoprocess™, uses clean technology sonic energy to de-asphalt heavy oil in much smaller scale operations and at lower capital costs than conventional upgraders and without the use of water or release of emissions into the atmosphere. As discussed above, we acquired the sonicators necessary for this process in July 2012. One of the sonicators continues to be located at Sonoro’s facility in Canada. We use this sonicator for testing purposes. The second sonicator is located in Fier, Albania, where it is installed in the facility we are building. Because the facility we are building in Fier is not yet complete and all of the equipment necessary for the sonication process has not yet been installed, we have not yet begun operating the sonicator.

We have also licensed an emulsification technology for heavy crude oil which makes it less viscous and suitable for uses such as fuel oil. Our Albanian facility has the capacity to emulsify 3,000 barrels of oil per day. We began emulsifying heavy crude oil in June 2013 pursuant to a Master Toll Services Agreement we entered into with an Albanian energy company. Through November 25 , 2013 we have emulsified approximately 200 barrels of crude oil using this process. While we expect to earn revenues from this agreement during the fourth quarter of 2013, because the agreement does not require the energy company to provide a minimum amount of feedstock during the term, the revenues we earn from these operations may be not be substantial.

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We are building a facility in Albania in which to conduct our operations. The portion of the building devoted to the emulsification of heavy crude oil is complete and is now used for this operation. The portion of the building that will be used for sonicated solvent de-asphalting is still under construction. We expect the remaining construction, which we estimate will cost an additional $1.7 million, to be completed and the government of Albania to issue the permit necessary to begin our sonication operations during the fourth quarter of 2013. If we are able to complete our facility as scheduled, we expect to begin generating revenue from these operations during the first quarter of 2014. If our estimate to complete the construction is accurate, we may be required to raise additional capital for this purpose. We have no committed sources of current or future financing.

We believe that our sonicated solvent de-asphalting technology is an improvement over existing technologies to upgrade heavy oil and our goal is to license our technology for integration into the treatment facilities of heavy oil producers for a fee or royalty. However, we have not yet proven that our sonicator can operate 24 hours a day, seven days a week, that it can process more than 1,000 barrels of oil per day, or that a change to the solvent would not result in the need for significant modifications to be made to the sonicator. Our inability to meet these challenges could mean that heavy oil upgraders may not find our method attractive and may not adopt our technology. We cannot guarantee that these operations will generate revenue in the future.

Assuming that our technology is commercialized, our success in upgrading heavy oil through sonicated solvent de-asphalting will be dependent on a number of factors, including our ability to access large heavy crude oil supplies and our ability to convince the users of current upgrading technology to install our technology in its place. We cannot guarantee that our operations will be successful.

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THE OFFERING

We are registering shares of our common stock for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.” The shares included in the table identifying the selling stockholders consist of 12,210,000 shares of our common stock issued pursuant to securities purchase agreements entered into on January 16, 2013.

The shares of common stock issued and outstanding prior to this offering consist of 79,821,101 shares of common stock as of November 21 , 2013. This number does not include:

●	warrants to purchase 340,000 shares of our common stock at an exercise price of $0.50 per share, exercisable until September 5, 2013 and September 24, 2013;

●	warrants to purchase 75,000 shares of our common stock at an exercise price of $0.50, exercisable until December 31, 2014 and January 16, 2015;

●	warrants to purchase 200,000 shares of our common stock at an exercise price of $0.50, exercisable until April 1, 2018;

●	warrants to purchase 150,000 shares of our common stock at an exercise price of $0.75, exercisable until April 19, 2018;

●	options for the purchase of 500,000 shares of our common stock that have been approved for issuance to two of our directors; and

●	24,000 shares of common stock that we may issue, at our discretion, to StoryCorp Consulting, Inc., which has agreed to accept our common stock as partial payment for its services. StoryCorp may receive $2,500 in value of shares of our common stock on a monthly basis for each month during which it renders services to us. The value of the shares of common stock to be issued will be 80% of the volume weighted average price of our common stock during the prior month, but it can never be less than $0.01. For purposes of this summary, we have assumed that we will issue to StoryCorp $2,500 in value of shares of our common stock on a monthly basis, that StoryCorp will render services to us for at least 12 months and that 80% of the volume weighted average price of our common stock for each month that StoryCorp provides services will be $1.00.

Information regarding our common stock is included in the section of this prospectus titled “Description of Securities to be Registered.”

The shares of common stock offered under this prospectus may be sold by the selling stockholders in the public market, in negotiated transactions with a broker-dealer or market maker as principal or agent, or in privately negotiated transactions not involving a broker or dealer. Information regarding the selling stockholders, the common shares they are offering to sell under this prospectus, and the times and manner in which they may offer and sell those shares is provided in the sections of this prospectus titled “Selling Stockholders” and “Plan of Distribution.” We will not receive any of the proceeds from those sales. The registration of common shares pursuant to this prospectus does not necessarily mean that any of those shares will ultimately be offered or sold by the selling stockholders.

CORPORATE INFORMATION

Our corporate mailing address is 914 Westwood Boulevard, No. 545, Los Angeles, California 90024. Our telephone number is (855) 626-3317. Our corporate website is www.petrosonic.net. Information included on our website is not part of this prospectus.

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RISK FACTORS

This offering involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus, including our financial statements and the notes to those statements, before you purchase our common stock. The risks and uncertainties described below are those that we currently believe may materially affect our Company. If the following risks actually occur, our business, financial condition and results of operations could be seriously harmed, the trading price of our common stock could decline and you could lose all or part of your investment.

Risks Related to our Business and Ownership of our Securities

We have incurred losses in prior periods and may incur losses in the future.

For the nine month period ended September 30, 2013 we sustained a net loss of $ 2,174,675 and our net loss since August 1, 2012 through September 30, 2013 was $ 2,182,300 . As of September 30, 2013 we have an accumulated deficit $ 2,771,406 . We cannot guarantee that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and uncertainties inherent in the establishment of a business enterprise including, but not limited to, lack of operating capital, lack of skilled personnel and lack of demand for our process. There can be no assurance that we can execute our business plan, which involves implementing our process of converting heavy sour oil and bitumen to a value-added synthetic crude oil and synthetic fuel oil. Even if we are successful in implementing our business plan, there is no assurance that our future operations will be profitable. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our future is dependent upon our ability to obtain financing. If we do not obtain financing, we may have to cease our activities and investors could lose their entire investment.

There is no assurance that we will operate profitably or generate positive cash flow in the future. Until our process is proven and we begin generating enough revenue to sustain our operations, we expect to require additional financing. We do not have any committed current or future sources of financing.

Since July 27, 2012, the date we acquired the Sonoprocess™ technology from Sonoro Energy Ltd., we have raised $3.1 million through the sale of our common stock, which we intend to use over the next 12 months to sustain our business operations, pay the fees and expenses of operating as a public company, continue the construction of the facility in Albania and hire additional employees. In the future, we may not be able to obtain financing on commercially reasonable terms or on terms that are acceptable to us when the financing is required. Our future is dependent upon our ability to obtain financing. If we do not obtain financing, our business could fail and investors could lose their entire investment.

We are estimating that it will cost approximately $1.7 million to complete the construction (including the purchase of equipment) of our facility in Albania. If this estimate is accurate, we expect that we will need to obtain additional financing. On April 3, 2013 the Alberta Securities Commission issued a cease trade order against us because we failed to file an annual information form (“AIF”) for the year ended December 31, 2012. We filed the AIF on May 3, 2013. Thereafter, we made an application to the Alberta Securities Commission to revoke the cease trade order. The Alberta Securities Commission advised that they would not be in a position to revoke the cease trade order on the basis that we are the subject of an ongoing investigation by the Enforcement Department of the Alberta Securities Commission. The investigation concerns trading and promotional activity related to our securities. The cease trade order requires that trading or purchasing cease in respect of any of our securities until the order has been revoked or varied. We are cooperating with the Alberta Securities Commission in the investigation. If the cease trade order is not revoked by the time we need to raise additional capital, we may be unable to engage in sales of our securities to raise money. In that case, unless we are able to find other methods of financing such as, for example, finding a partner with the financial means to pay for some or all of the construction, we may not have the resources to complete the facility in Albania.

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Because we may never earn revenues from our operations, our business may fail and investors may lose all of their investment in our Company.

We were formed on June 11, 2008 and began our current operations on July 27, 2012. We have no history of revenues from operations. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We have a limited operating history. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our Company.

We reported a net loss of $272,812 for the period from August 1, 2012 through December 31, 2012 and a net loss of $ 2,182,300 for the period from August 1, 2012 through September 30, 2013. If we are unable to generate significant revenues from our processing facility in the future, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our Company.

Our auditors have indicated that our recurring losses raise substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the year ended December 31, 2012 were prepared on a going concern basis. We have suffered recurring losses since inception and our auditors have indicated that there is substantial doubt about our ability to continue as a going concern. Until we earn revenues that are adequate to support our operations, which may never happen, our ability to maintain our status as an operating company is entirely dependent upon obtaining adequate cash to finance our overhead and implement our business plan. In order to meet our operating expenses, we have sold debt and equity securities and we expect to continue selling our securities to raise money in the future. There is considerable uncertainty as to whether we will be able to obtain financing on terms acceptable to us. There is no assurance that we will be able to implement our business plan or continue our operations.

We may not have sufficient crude oil to be able to run our Albania facility at full capacity.

Our Albanian facility will process crude oil from the local regions around the facility. To the extent sufficient local crude oil cannot be contracted to process and we are unable to contract sufficient crude oil from non-local sources to supply the Albanian facility, we may not have sufficient crude oil to run the Albanian facility at full capacity, which could have a material adverse impact on our business, financial condition, and results of operations.

Management of our Company is within the control of the board of directors and the officers. You should not purchase our common stock unless you are willing to entrust management of our Company to these individuals.

All decisions with respect to the management of the Company will be made by our board of directors and our officers. Art Agolli, our Chief Executive Officer and a director, beneficially owns approximately 26.1% of our common stock, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. Therefore, management, and in particular Mr. Agolli, will have significant influence in electing a majority of the board of directors who shall, in turn, have the power to appoint the officers of the Company and to determine, in accordance with their fiduciary duties and the business judgment rule, the direction, objectives and policies of the Company including, without limitation, the purchase of businesses or assets; the sale of all or a substantial portion of the assets of the Company; the merger or consolidation of the Company with another corporation; raising additional capital through financing and/or equity sources; the retention of cash reserves for future product development; expansion of our business and/or acquisitions; the filing of registration statements with the Securities and Exchange Commission for offerings of our capital stock; and transactions which may cause or prevent a change in control of the Company or its winding up and dissolution. You should not purchase our common stock unless you are willing to entrust management of our Company to these individuals.

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Because we are a small, unproven company, stockholders may find it difficult to sell their common stock in the public markets.

Our common shares are currently traded on the OTCQB under the symbol “PSON”. The number of persons interested in purchasing our common shares at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that an active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Furthermore, on April 3, 2013 the Alberta Securities Commission issued a cease trade order which prohibits the trading or purchasing of our securities until the order has been revoked or varied. For a more detailed discussion of the cease trade order, please see the risk factor titled “Our future is dependent upon our ability to obtain financing. If we do not obtain financing, we may have to cease our activities and investors could lose their entire investment.”

If we issue additional shares in the future, it will result in the dilution of our existing stockholders.

Our Articles of Incorporation authorize the issuance of up to 843,750,000 shares of common stock with a par value of $0.001 per share. Our board of directors may choose to issue some or all of such shares for many different reasons, including to acquire one or more companies or properties and to fund our overhead and general operating requirements. As of the date of this prospectus, we have agreed to pay for the services of four consultants with shares of our common stock and we may make similar arrangements with other consultants in the future. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current stockholders. Further, such issuance may result in a change of control of our corporation.

We may not be fully indemnified against financial losses in all circumstances where damage to or loss of property, personal injury, death or environmental harm occur.

As is customary in our industry, our contracts will typically provide that our customers indemnify us for claims arising from the injury or death of their employees, the loss or damage of their equipment, damage to the reservoir and pollution emanating from the customer’s equipment or from the reservoir (including uncontained oil flow from a reservoir). Conversely, we will typically indemnify our customers for claims arising from the injury or death of our employees, the loss or damage of our equipment, or pollution emanating from our equipment. Our contracts will typically provide that our customers will indemnify us for claims arising from catastrophic events, such as a well blowout, fire or explosion.

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Our indemnification arrangements may not protect us in every case. For example, from time to time we may enter into contracts with less favorable indemnities or perform work without a contract that protects us; our indemnity arrangements may be held unenforceable in some courts and jurisdictions; or we may be subject to other claims brought by third parties or government agencies. Furthermore, the parties from which we seek indemnity may not be solvent, may become bankrupt, may lack resources or insurance to honor their indemnity obligations, or may not otherwise be able to satisfy their indemnity obligations to us. The lack of enforceable indemnification could expose us to significant potential losses.

Our assets generally are not insured against loss from political violence such as war, terrorism or civil commotion. If any of our assets are damaged or destroyed as a result of an uninsured cause, we could recognize a loss of those assets.

Our operations are subject to environmental and other laws and regulations that may expose us to significant liabilities and could reduce our business opportunities and revenues.

We expect to be subject to various environmental laws and regulations in the countries in which we operate. The government of Albania requires us to obtain an environmental permit for our facility and a fire safety permit. We prepared all the necessary paperwork and applied for the environmental permit, but it has not been issued yet. We installed all necessary equipment required for anti-fire measures and in May 2013 we were certified by the inspection authority. If we fail to comply with the environmental laws to which we are subject, we may incur significant liabilities and our business opportunities could be reduced.

We are subject to foreign exchange and currency risks that could adversely affect our operations and our ability to reinvest earnings from operations.

Since we currently conduct a significant portion of our operations outside the United States, our business is subject to foreign currency risks, including currency exchange rate fluctuations and difficulties in converting local currencies into U.S. dollars. The exchange rates between the Albanian Lek, the Canadian dollar, the Euro and the U.S. dollar and other foreign currencies is affected by, among other things, changes in local political and economic conditions. Such currency fluctuations may materially affect the Company’s financial position and results of operations and a material change in currency rates in our markets could affect our future results as well as affect the carrying values of our assets.

We generally attempt to denominate our contracts in U.S. dollars or in the currencies of our costs. However, we may enter into contracts that subject us to currency risk exposure, primarily when our contract revenue is denominated in a currency different than the contract costs. We anticipate that a significant portion of our consolidated revenue and consolidated operating expenses will be in foreign currencies. As a result, we will be subject to risks resulting from changes in foreign exchange rates and limitations on our ability to reinvest earnings from operations in one country to fund the financing requirements of our operations in other countries.

Customer credit risks could result in losses.

The concentration of our future customers in the energy industry may impact our overall exposure to credit risk as customers may be similarly affected by prolonged changes in economic and industry conditions. Those countries that rely heavily upon income from hydrocarbon exports would be hit particularly hard by a drop in oil prices. Further, laws in soe jurisdictions in which we may operate could make collection difficult or time consuming. We intend to perform ongoing credit evaluations of our customers and generally do not plan to require collateral in support of our trade receivables. While we may maintain reserves for potential credit losses, we cannot assure such reserves will be sufficient to meet write-offs of uncollectible receivables or that our losses from such receivables will be consistent with our expectations.

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Global political, economic and market conditions could affect projected results.

Our operating results are based on our current assumptions about oil supply and demand, oil prices, rig count and other market trends. Our assumptions on these matters are in turn based on currently available information, which is subject to change. The oil industry is extremely volatile and subject to change based on political and economic factors outside our control. A weakened global economic climate generally results in lower demand and lower prices for oil, which reduces drilling, processing and production activity, which in turn results in lower revenues and income for us. Worldwide drilling activity and global demand for oil may also be affected by changes in governmental policies and sovereign debt, laws and regulations related to environmental or energy security matters, including those addressing alternative energy sources and the risks of global climate change. Worldwide economic conditions, and the related demand for oil, may in future periods be significantly weaker than we have assumed.

We may be unable to realize revenue from future contracts.

Our potential customers, some of whom may be national oil companies, could have significant bargaining leverage over us and may elect to cancel or revoke contracts, not renew contracts, modify the scope of contracts or delay contracts, in some cases preventing us from realizing expected revenues and/or profits.

Increases in the prices and availability of our raw materials could affect our results of operations.

We expect to use significant amounts of raw materials (including crude oil, solvents, LPG, steel and other metals, chemicals, plastics, polymers and energy inputs) for producing our products and maintaining our facilities and some of our fixed assets. The price of these raw materials has a significant impact on our cost of producing products for sale or constructing fixed assets used in our business. There can be no assurance that the prices of raw materials will remain within a manageable range and will be readily available. If we are unable to obtain necessary raw materials or if we are unable to minimize the impact of increased raw material costs or to realize the benefit of cost decreases in a timely fashion, our margins and results of operations could be adversely affected.

Our long-term growth depends upon commercialization of our technology.

Our ability to deliver our long-term growth strategy depends in part on the successful commercialization of our technologies. After proving our ability to upgrade and emulsify heavy oil economically and in an environmentally friendly manner, we intend to try to expand the markets for our technologies. Our success will depend on our ability to commercialize the technologies that we have acquired and demonstrate the enhanced value our technologies bring to our customers’ operations. We cannot be assured of the successful commercialization of, and growth from, our technologies. Any failure in the commercialization of our technologies could adversely affect our business and results of operations.

If we are unable to enforce our intellectual property rights or if our intellectual property rights become obsolete, our competitive position could be adversely impacted.

At this time we primarily rely on patent laws to establish and protect our intellectual property rights. The steps we take to protect our intellectual property rights may be inadequate or we may be unable to secure patents and intellectual property protection for all of our technology. Moreover, others may independently develop technologies that are competitive with ours or infringe our intellectual property. Our success and ability to compete will depend, in large part, upon our intellectual property and our ability to protect it.

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International and political events may adversely affect our operations.

A significant portion of our revenue is expected to be derived from foreign operations, which exposes us to risks inherent in doing business in each of the countries where we transact business. The occurrence of any of the risks described below could have a material adverse effect on our business operations and financial performance. With respect to any particular country, these risks may include:

●	expropriation and nationalization of our assets in that country;

●	political and economic instability;

●	civil unrest, acts of terrorism, force majeure, war, or other armed conflict;

●	currency fluctuations, devaluations, and conversion restrictions;

●	confiscatory taxation or other adverse tax policies;

●	governmental activities that limit or disrupt markets, restrict payments, or limit the movement of funds;

●	governmental activities that may result in the deprivation of contract rights;

●	governmental activities that may result in the inability to obtain or retain licenses required for operation; and

●	our inability or failure to obtain commercial insurance to mitigate the costs of certain risks we will take.

Due to the unsettled political conditions in many oil-producing countries, our financial performance may be subject to the adverse consequences of war, the effects of terrorism, civil unrest, strikes, currency controls, and governmental actions. We expect that some of our potential customers’ operations will be conducted in areas that have significant amounts of political risk. In addition, military action or continued unrest in the Middle East could impact the supply and price of oil, disrupt our customers’ operations in the region and elsewhere, and increase our costs related to security worldwide.

Economic and political developments in Albania may adversely affect our business.

A significant portion of our operations and assets are currently located in Albania. As a result, our financial condition, results of operations and business may be affected by and are subject to the general condition of the Albanian economy, the devaluation of the Albania Lek as compared to the U.S. Dollar, Albanian inflation, interest rates, regulation, taxation, social instability and other political, social and economic developments in or affecting Albania, including changes in the laws and policies that govern foreign investment, as well as changes in United States laws and regulations relating to foreign trade and investment, over which we have no control. There can be no assurance as to the future effect of any such changes on our results of operations, financial condition, or cash flows.

The dangers inherent in our operations could cause disruptions and could expose us to potentially significant losses, costs, or liabilities. Any significant interruptions in the operations of any of our facilities could materially and adversely affect our business, financial condition, and results of operations.

Our operations are subject to significant hazards and risks inherent in operations that process heavy oil and in transporting and storing crude oil. These hazards and risks include, but are not limited to, the following:

●	natural disasters;

●	weather-related disruptions;

●	fires;

●	explosions;

●	pipeline ruptures and spills;

●	third-party interference;

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●	disruption of natural gas deliveries;

●	disruptions of electricity deliveries; and

●	mechanical failure of equipment at our refineries or third-party facilities.

Any of the foregoing could result in production and distribution difficulties and disruptions, environmental pollution, personal injury or wrongful death claims, and other damage to our properties and the properties of others. There is also risk of mechanical failure and equipment shutdowns both in general and following unforeseen events.

Our activities will initially be conducted at our facility in Albania. This facility constitutes a significant portion of our operating assets. Because of the significance to us of this operation, the occurrence of any of the events described above could significantly disrupt our processing of crude oil, and any sustained disruption could have a material adverse effect on our business, financial condition, and results of operations.

We may incur significant costs to comply with environmental and health and safety laws and regulations.

Our operations and properties are subject to national and local Albanian environmental, health, and safety regulations governing, among other things, the generation, storage, handling, use, and transportation of petroleum and hazardous substances, the emission and discharge of materials into the environment, waste management, and the monitoring, reporting, and control of greenhouse gas emissions. If we fail to comply with these regulations, we may be subject to administrative, civil, and criminal proceedings by governmental authorities, as well as civil proceedings by environmental groups and other entities and individuals. A failure to comply, and any related proceedings, including lawsuits, could result in significant costs and liabilities, penalties, judgments against us, or governmental or court orders that could alter, limit, or stop our operations.

In addition, new environmental laws and regulations, including new regulations relating to alternative energy sources, new regulations relating to fuel quality, and the risk of global climate change regulation, as well as new interpretations of existing laws and regulations, increased governmental enforcement, or other developments could require us to make additional unforeseen expenditures. Many of these laws and regulations are becoming increasingly stringent, and the cost of compliance with these requirements can be expected to increase over time. We are not able to predict the impact of new or changed laws or regulations or changes in the ways that such laws or regulations are administered, interpreted, or enforced. The requirements to be met, as well as the technology and length of time available to meet those requirements, continue to develop and change. To the extent that the costs associated with meeting any or all of these requirements are substantial and not adequately provided for, there could be a material adverse effect on our business, financial condition, and results of operations.

We could incur substantial costs or disruptions in our business if we cannot obtain or maintain necessary permits and authorizations.

Our operations require permits and authorizations under various Albanian laws and regulations, including environmental and health and safety laws and regulations. These authorizations and permits are subject to revocation, renewal, or modification and can require operational changes, which may involve significant costs, to limit impacts or potential impacts on the environment and/or health and safety. A violation of these authorization or permit conditions or other legal or regulatory requirements could result in substantial fines, criminal sanctions, permit revocations, injunctions and/or a shutdown of our facility. In addition, major modifications of our operations could require modifications to our existing permits or modifications or upgrades to our equipment, which could have a material adverse effect on our business, financial condition, or results of operations.

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We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report in our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse conclusions from such evaluation, could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management has disclosed the material weaknesses described below:

●	We do not have an Audit Committee. While not being legally obligated to have an audit committee, it is management’s view that such a committee, including a financial expert member, is an important entity level control over our financial statements. To date we have not established an audit committee.

●	We do not have sufficient documentation of financial statement preparation and review procedures. We employ policies and procedures in reconciliation of the financial statements and the financial information on which the financial statements are prepared, however, the controls and policies we employ are not sufficiently documented.

●	We did not maintain proper segregation of duties for the preparation of our financial statements. The majority of the preparation of our financial statements is carried out by one person, who is an external consultant.

●	We lack sufficient information technology controls and procedures. As of March 31, 2013, we lacked a proper data back-up procedure, and while backup did take place in actuality, we believe that it was not regulated by methodical and consistent activities and monitoring.

●	We lack a formal review process that includes multiple levels of review, resulting in several audit adjustments.

Achieving compliance with Section 404 may require us to incur substantial costs and expend substantial time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties.

All of our assets and two of our three directors are located outside of the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us, our Chief Executive Officer and our non-resident directors.

All of our assets are located outside the United States. In addition, two of our three directors, one of whom is our Chief Executive Officer, are nationals and residents of a country other than the United States, and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or either of these individuals, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under United States federal and state securities laws against us or either of these individuals.

Our business is dependent on our key executive and the loss of this executive could adversely affect our business, future operations and financial condition.

We are dependent on the services of our Chief Executive Officer, Art Agolli. Mr. Agolli has many years of experience and an extensive background in the oil industry in general. We may not be able to replace that experience and knowledge with other individuals. We do not have a “key-man” life insurance policy on Mr. Agolli. The loss of Mr. Agolli’s services or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

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The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our Company and stockholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our Company and stockholders.

Our stock is categorized as a penny stock. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends. We presently intend to retain all earnings for our operations.

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USE OF PROCEEDS

We are registering the shares of common stock offered by this prospectus for sale by the selling stockholders identified in the section of this prospectus titled “Selling Stockholders.” We will not receive any of the proceeds from the sale of these shares. We will pay all expenses incurred in connection with the offering described in this prospectus. We are registering the shares in this offering pursuant to the terms of the registration rights agreements entered into between the Company and the selling stockholders dated January 16, 2013.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is presently quoted on the OTCQB marketplace under the name “Petrosonic Energy, Inc.” and under the symbol “PSON”. Our common stock par value is $0.001 per share.

There is no established trading market for shares of our common stock. We cannot provide assurance that any established trading market for our common stock will develop or be maintained.

The following table sets forth, for the fiscal quarters indicated, the high and low bid price for our common stock, as reported on the OTCQB. The quotations below reflect inter-dealer prices without retail mark-up, markdown or commissions and may not represent actual transactions.

Fiscal Year Ended	High Bid	Low Bid
December 31, 2013

Fourth Quarter 10-1-13 through 11-22-13	$0.334	$0.22
Third Quarter 7-1-13 to 9-30 -13	$0.965	$0. 32
Second Quarter 4-1-13 to 6-30-13	$1.35	$0.72
First Quarter 1-1-13 to 3-31-13	$1.03	$0.477

Fiscal Year Ended	High Bid	Low Bid
December 31, 2012

Fourth Quarter 10-1-12 to 12-31-12	$0.86	$0.44
Third Quarter 7-1-12 to 9-30-12	$0.72	$0.42
Second Quarter 4-1-12 to 6-30-12	$0.70	$0.09
First Quarter 1-1-12 to 3-31-12	$0.09	$0.09

	High Bid	Low Bid

Transition Period 11-01-11 to 12-01-11	No activity	No activity

Fiscal Year Ended	High Bid	Low Bid
October 31, 2011

Fourth Quarter 8-1-11 to 10-31-11	1.05	1.05
Third Quarter 5-1-11 to 7-31-11	1.75	1.01
Second Quarter 2-1-11 to 4-30-11	0.85	0.85
First Quarter 11-1-10 to 1-31-11	0.90	0.65

The last sale price of our common stock on November 21 , 2013 was $0.22 .

Stockholders

At November 22 , 2013 there were approximately 74 record holders of our common stock.

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Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. The future payment of dividends by us will depend on our earnings, capital requirements, expansion plans, financial condition and other factors that our board of directors may deem relevant. Our accumulated deficit, which at September 30, 2013 was $ 2,771,406 , currently limits our ability to pay dividends.

Shares That May Be Sold In The Future

We have outstanding warrants to purchase 765,000 shares of our common stock. Warrants to purchase 340,000 shares of our common stock are held by a single investor who, during the period ended September 30 2012, purchased units consisting of one share of our common stock and a warrant to purchase one-half a share of our common stock. Warrants to purchase 75,000 shares of our common stock were issued to placement agents in the offering we completed in January 2013, warrants to purchase 200,000 shares of our common stock were issued to investors in the January 2013 offering who purchased at least $500,000 of common stock, and warrants to purchase 150,000 shares of our common stock were issued under an investment banking services agreement during April 2013. We have outstanding one convertible promissory note that may be converted into 800,000 shares of common stock. This promissory note is held by Art Agolli, our Chief Executive Officer and a director. We have also issued options to two of our directors which will allow each of them to purchase a total of 500,000 shares of our common stock. We have agreements with four consultants, three of whom, together, have agreed to accept a total of 1,270,000 shares of our common stock as payment for the services they render. The four consultants include Benjamin L. Padnos, who provides corporate strategy and business development services, Loma Management Partners Inc., which provides investor relations services, Richardson & Patel LLP, which provides legal services, and StoryCorp Consulting, Inc., which provides financial, accounting and management services. StoryCorp Consulting, Inc. may receive, in our discretion, $2,500 in value of shares of our common stock on a monthly basis for each month during which the consultant renders services. The value of the shares of common stock to be issued will be 80% of the volume weighted average price of our common stock during the prior month, but it can never be less than $0.01. Pursuant to the registration rights agreement we signed with the selling stockholders in this offering, we agreed to register a total of 12,610,000 shares of our common stock. One of the investors has declined to exercise this right, therefore we are registering a total of 12,210,000 shares of common stock on the registration statement of which this prospectus is a part.

Alberta Securities Commission Cease Trade Order

On April 3, 2013 the Alberta Securities Commission issued a cease trade order against us because we failed to file an annual information form (“AIF”) for the year ended December 31, 2012. We filed the AIF on May 3, 2013. Thereafter, we made an application to the Alberta Securities Commission to revoke the cease trade order. The Alberta Securities Commission advised that they would not be in a position to revoke the cease trade order on the basis that we are the subject of an ongoing investigation by the Enforcement Department of the Alberta Securities Commission. The investigation concerns trading and promotional activity related to our securities. The cease trade order requires that trading or purchasing cease in respect to any of our securities until the order has been revoked or varied. We are cooperating with the Alberta Securities Commission in the investigation. The cease trade order does not prohibit the purchase and sale of our securities among our stockholders in markets outside of Alberta, Canada.

Investor Relations, Advertising and Promotions.

During the year ended December 31, 2012, expenses related to investor relations, advertising and promotions increased significantly, making up approximately 20% of our operating expenses. The increase in these expenses resulted from our purchase of assets and technology from Sonoro Energy Ltd. and the change in our business direction from a company conducting gold exploration activities to a company in the business of treating and upgrading of heavy oil. The significant increase in these expenses for the year ended December 31, 2012 related to the following: $37,500 of this expense was paid to 314 Finance Corp., a Canadian investment banking firm we retained to help us increase our exposure to institutional and retail investors. We terminated the agreement with 314 Finance Corp. in January 2013. We also paid $1,621 to PVS Video for services related to the production of a video demonstrating the sonicator for our website; $1,000 was paid to Vulcan Communications, a newswire service, for the publication of press releases; $3,500 was paid to LD Micro as a registration fee for a conference held in December 2012; $3,703 was paid to CNW, a Canadian newswire service, for the publication of press releases; $1,650 was paid to an individual for design of our website; and $85 was paid to Adnet for website maintenance.

In January 2013 we entered into agreements with Loma Management Partners Inc. and Benjamin L. Padnos to assist us with investor relations. Information about these agreements is included in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Prior to January 2013, we did not retain the services of an investor relations consultant.

In October 2013, we became aware of a newsletter from Tobin Smith titled Next Big Thing (Spring 2013) (the “Newsletter”). We did not directly or indirectly compensate Mr. Smith, ChangeWave, Inc., NBT Communications, Beaumont Media LLC or Belmont Group Ltd. for engaging in investor relations or disseminating the Newsletter or any other newsletters.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our results of operations and financial condition should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this prospectus. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Our Business sections in this prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

We were a shell corporation prior to July 27, 2012, when we acquired from Sonoro Energy Ltd. technology relating to the treatment and upgrading of heavy oil by sonicated solvent de-asphalting, two sonic reactors, a solvent recovery system and 60,000 shares of Petrosonic Albania sh.a. Since the acquisition of these assets, we are a development stage company focused on the treatment and upgrading of heavy oil by sonicated solvent de-asphalting. We are in the process of bringing online our first stand-alone facility located in Albania, which is expected to be able to process and de-asphalt up to 1,000 barrels per day of heavy oil. One of our two sonic reactors is installed in this facility. We are currently awaiting the completion of the final engineering design for this portion of the facility. We expect construction of the facility, including the installation of all equipment necessary for our operations and the acquisition of a permit to operate, to be completed during the fourth quarter of 2013, at which time our de-asphalting operations will begin. We expect to begin generating revenue from our de-asphalting operations in Albania beginning in 2014. Once our technology has been proved, we also plan to generate revenue by integrating our system into oil producer treatment facilities.

As discussed below, we also acquired an emulsion technology from Quadrise Canada Corporation which makes heavy oil less viscous, so that it can be used as fuel oil. We began these operations in June 2013 and we expect to earn revenues from them during the fourth quarter of 2013.

We have borrowed money and sold shares of our common stock to raise the funds necessary to begin the implementation of our business plan. These transactions included the following:

●	Between March 23, 2012 and June 21, 2012 we issued CDN$250,000 and $115,000 in convertible promissory notes. In March 2013, three notes totaling $115,000 plus accrued interest and one note totaling CDN$50,000 plus accrued interest were converted into 707,405 shares of our common stock. The notes totaling $115,000 were due to be repaid on March 26, 2013 ($50,000), April 18, 2013 ($25,000) and June 21, 2013 ($40,000). The note totaling CDN$50,000 was due to be repaid on June 6, 2013. The convertible promissory note in the amount of CDN$200,000 was issued to our Chief Executive Officer and director, Art Agolli. Repayment of the note issued to Mr. Agolli was originally scheduled for June 6, 2013, but on June 5, 2013 the maturity date was extended to June 6, 2014.

●	On July 27, 2012, we completed the acquisition of certain assets from Sonoro Energy Ltd. in exchange for (i) CDN$250,000, which was paid in June 2012, (ii) a convertible debenture in the principal amount of CDN$250,000, which was issued in July 2012 and (iii) a 10% royalty interest in our realized net revenues for a period of 10 years from the time we commence commercial operations, which will begin when we process an average of 50 barrels of feed stock per day over a period of 30 consecutive days utilizing the technology acquired.

●	On January 16, 2013, we closed a private placement with certain accredited investors whereby we sold an aggregate of 12,610,000 shares of our common stock at a price of $0.25 per share for net proceeds (after the payment of placement agent fees) of $3,077,500. Investors who invested $500,000 or more were also issued warrants. We had two investors who invested $500,000 and each received a five-year warrant for the purchase of 100,000 shares of our common stock at an exercise price of $0.50 per share. Placement agent fees were paid to Colorado Financial Services and Frank Seifert in the form of cash commissions totaling $75,000 and an aggregate of 75,000 common stock warrants, exercisable at a price of $0.50 per share, and with a term of two years from the issue date. We paid the debenture we issued to Sonoro from the proceeds of this offering. We believe that the proceeds from this offering will be sufficient to support our operations through the end of the year.

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In addition to the shares of common stock issued in payment of the promissory notes and the private placement discussed above, during the period ended September 30, 2013, we engaged in the following securities transactions to purchase services or provide funding for our operations:

●	On January 1, 2013, we entered into a one year agreement with Loma Management Partners Inc., a firm that provides strategic investor relations services. In connection with the agreement, we agreed to issue 270,000 shares of common stock to the firm. In the event that the agreement is cancelled, we may repurchase for the sum of $1.00 all of the remaining shares that would have otherwise been earned by the firm during the remainder of the term. The common stock is to be issued in equal monthly installments of 22,500 shares each beginning in January 2013.

●	On January 11, 2013, we entered into a one year agreement with Richardson & Patel LLP, a firm that provides legal services. In connection with the agreement, we agreed to issue 400,000 shares of common stock to the firm. The shares of common stock are to be issued in quarterly installments beginning in April 2013. Under certain circumstances as described in the agreement, the number of shares may be adjusted based on the type and amount of services provided by the firm. We also agreed to issue up to 500,000 additional shares for work related to the preparation of a registration statement.

●	On January 15, 2013, we entered into a one year consulting agreement with Benjamin L. Padnos for the purpose of providing financial and investor relations services to us. In connection with the agreement, we agreed to issue 100,000 shares of common stock to Mr. Padnos. The shares are to be issued in four quarterly installments beginning in April 2013.

●	On April 26, 2013 we entered into a consulting agreement, dated April 24, 2013, with StoryCorp Consulting, Inc., a firm that provides financial, accounting and management services. The agreement does not have a fixed term and can be terminated by us upon 30 days notice. Upon execution of the agreement, StoryCorp was to be paid $10,000. According to the agreement, we could pay the compensation in cash or we could pay $7,500 in cash and $2,500 in restricted common stock. We agreed to a per share price of 80% of the volume weighted average price of our common stock for the prior month, with a $0.01 minimum price. We chose to pay the $10,000 in cash. Beginning June 1, 2013, StoryCorp is to be compensated on a monthly basis with a fee of $7,500 per month. At our election, the monthly fee can be paid in cash or we can pay $5,000 in cash and $2,500 in restricted common stock, with the number of shares computed in the manner described above. In addition, at our discretion, we may pay StoryCorp quarterly bonuses payable in cash or restricted stock. For services outside of those described in the agreement, StoryCorp will charge us at the rate of $250 per hour, payable 50% in cash and 50% in restricted common stock, with the number of shares computed in the manner described above.

During the 2013 year, we expect to generate revenue from emulsification processing and to complete the construction and permitting of our heavy oil de-asphalting facility in Albania. Thus far, we have spent $500,000 on the construction of the facility in Albania, and we anticipate that the cost to complete the construction will be approximately $1.7 million. We do not have any commitments for financing, either now or in the future. Once this milestone is achieved, we intend to seek a reputable processor of heavy oil as a joint venture partner and to start building another facility located in Alberta, Canada or another jurisdiction with large heavy oil production and reserves. Our goals in 2013 and 2014 are to complete construction of the de-asphalting facility in Albania, to begin to generate revenue from both the emulsification processing and from the de-asphalting sonication process and to begin to expand our operations into other countries. Ultimately, we expect to generate revenue by licensing our technology to third parties, forming joint ventures to build more processing facilities and through our own stand alone toll processing facilities. We cannot guarantee that our operations will generate significant revenue.

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Recent Events

On September 7, 2012 we awarded an assembly contract to Pavli Vallja Company, an engineering and assembly company. The contract is for the final assembly and process engineering and fabrication of tanks and equipment required for the sonication process, which will be installed in our heavy oil processing plant in Fier, Albania. The estimated cost of the work is $255,092. This work is currently on-going.

On September 15, 2012, we signed a memorandum of understanding with Quadrise Canada Corporation, a private emulsion technology company for the upstream and downstream oil industry that has an exclusive license in a heavy crude and asphaltene emulsification technology. The technology enables us to convert de-asphalted oil and asphaltenes into readily marketable emulsified fuel oil and high-end asphalt. In accordance with the agreement, Quadrise licensed to us, on an exclusive basis, the right to use the technology in Albania and for projects to be determined in Iraq. The license also allows us to expand our use of the technology into other jurisdictions, subject to Quadrise’s rights. In accordance with the memorandum of understanding, Quadrise delivered to our plant in Albania a synthetic fuel manufacturing unit capable of delivering 120 bbl/hour of feedstock. Ownership of the manufacturing unit is retained by Quadrise and Quadrise retains control, through a blend master designated by Quadrise, of the process and operation of the manufacturing unit. Pursuant to the memorandum of understanding, we are to provide the feedstock which will be processed into synthetic heavy hydrocarbon emulsion fuel oil. We are responsible for the capital and operating costs associated with the operation of the manufacturing unit in Albania. We are permitted by the memorandum of understanding to operate the technology for a testing period of three months, to assess its commercial viability, including new operations we may undertake in other jurisdictions, including Iraq. The fee for manufacturing the synthetic heavy hydrocarbon emulsion fuel oil is based on the type of feedstock and water used, but for the purposes of the memorandum of understanding, the cost was estimated to be approximately $6.30 per barrel of synthetic heavy hydrocarbon emulsion fuel oil based on an average of 500 barrels per day average monthly input of feedstock. If we increase the volume above 1,000 barrels per day, the cost is expected to be reduced. Quadrise has also agreed to work with us for other applications of the technology that may reduce costs or enhance the value of our projects in Albania. The memorandum of understanding also includes provisions for the preparation of a master service agreement between us and Quadrise.

On April 10, 2013 we announced the execution of a Master Toll Services Agreement with IDK Petrol Albania Sila, an Albanian energy company. Under the agreement, IDK engaged us as a processor and producer of heavy hydrocarbon emulsion fuel oil and emulsified bitumen from heavy oil and agreed to pay us per barrel fees based on both the quantity of oil to be processed and the quality of the end product produced. Pricing of the processed oil, delivery dates and specifications, among other terms, will be determined at the time each purchase order is issued. The Master Toll Services Agreement does not require IDK to provide a minimum amount of feedstock during the term of the agreement. We have completed installing all of the equipment and infrastructure necessary to begin emulsifying heavy crude oil and we received the fire permit that is required before we can undertake emulsification processing. On June 10, 2013 we successfully completed our first emulsification test and processed and delivered our first synthetic fuel oil to this customer, in accordance with the Toll Agreement.

We signed a Memorandum of Terms for Sales, Distribution and Manufacturing Agreement (the “Memorandum”) dated June 24, 2013 with East West Partners, LLC (“EWP”). The Memorandum is not binding on either party. Subject to the completion of due diligence by both sides, the parties commit to sign a definitive Sales, Distribution and License Agreement pursuant to which EWP will be granted a non-exclusive license to sell, distribute, outsource manufacture and sub-license our Sonoprocess heavy oil processing technology and our heavy oil emulsification technology for the territories of China, Kazakhstan and state of California. The license fee, which has not yet been determined, will be based on each barrel of oil processed by EWP using our technology.

Limited Operating History; Need for Additional Capital

Our operations began on July 27, 2012 with the acquisition of certain assets from Sonoro Energy Ltd. to be used for the treatment and upgrading of heavy oil by sonicated solvent de-asphalting. On the same day we acquired 60,000 shares of Petrosonic Albania sh.a, our Albanian subsidiary. Therefore, there is limited historical financial information about us upon which to base an evaluation of our performance.

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Our cash needs are primarily for working capital to develop our operations. We presently finance our operations through debt and equity financings; we have no committed sources of current or future financing. We have limited capital resources and there is no assurance that future financing will be available to us on acceptable terms. As of September 30, 2013, our working capital balance was $ 1,018,921 .

If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity or convertible debt financing could result in additional dilution to existing stockholders.

Results of Activities for the Nine Months Ended September 30, 2013 and 2012

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our unaudited consolidated financial statements and accompanying notes for the periods ended September 30, 2013 and 2012.

Revenue. We did not generate any revenue for the nine months ended September 30, 2013 or September 30, 2012.

Operating Expenses. General and administrative expenses were $ 1,750,638 for the nine months ended September 30, 2013. Our operating expenses were comprised primarily of costs for legal services in the amount of $ 746,150 , or approximately 43 % of our operating expenses, and for banking and advisory services in the amount of $394,950, or approximately 23 % of our operating expenses . Other expenses included compensation in the amount of $121,212; transfer agent and filing fees in the amount of $80,507; audit and related fees of $ 78,470; repair and maintenance services in the amount of $68,388; fees in the amount of $58,543 for a consultant who assisted us with preparing information for our patent filings; office expenses in the amount of $39,758; accounting services in the amount of $36,000; travel and entertainment expenses in the amount of $33,727; $22,000 for insurance, $24,775 paid to Loma Management Partners Inc. for investor relations services; and $12,964 for assembly contractors assisting us with the building of the facility in Albania. We also had costs related to notary and translation fees, bank charges, customs and local taxes and transport fees. Legal and accounting costs related to public company compliance matters and to the preparation and filing of a resale registration statement covering the common stock purchased by the investors in the offering we completed in January 2013. We were contractually obligated to file the registration statement. In addition, we recognized depreciation expense of $ 9,114 for the nine months ended September 30, 2013. Operating expenses incurred by the Predecessor during the nine months ended September 30, 2012 totaled $ 55,777 . As noted above, operating expenses increased in connection with the development and implementation of our business plan following our purchase of assets and technology from Sonoro Energy Ltd .

Loss from Operations. Our loss from operations of $ 1,759,782 resulted from the operating expenses we incurred, as described above. Loss from operations for the nine month period ended September 30, 2012 was $ 55,777 , which was attributable to the Predecessor’s operating expenses .

Interest Expense. Interest expense was $ 394,435 for the nine months ended September 30, 2013. Of this amount, $376,764 is attributable to the amortization of the discount related to the convertible promissory note issued to Sonoro Energy Ltd. and beneficial conversion features on our other convertible notes. Interest expense for the nine months ended September 30, 2012 was $12,869.

Net Income Attributable to Non-Controlling Interest. We acquired a 60% ownership interest in Petrosonic Albania, sh.a. The net income attributable to non-controlling interest of $ 7,625 reflects the portion of the net income of Petrosonic Albania, sh.a. attributable to Albnafta for the nine months ended September 30, 2013. There was no comparable income for the nine months ended September 30, 2012.

Net Loss Attributable to Petrosonic Energy, Inc. The net loss attributable to Petrosonic Energy, Inc. for the nine months ended September 30, 2013 of $ 2,174,675 reflects the net loss of the consolidated operations of Petrosonic Energy, Inc. and Petrosonic Albania sh.a. for that period after reducing the net loss by the income attributable to the non-controlling interest described above. The net income for the nine months ended September 30, 2012 was $91,164.

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Results of Activities For the Years Ended December 31, 2012 and 2011

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our audited financial statements and accompanying notes for the years ended December 31, 2012 and 2011.

Revenue. No revenue was generated by us or by the Predecessor during the years ended December 31, 2012 and 2011.

Our operations for the year ended December 31, 2012 include the operations of Petrosonic Energy, Inc. and Petrosonic Albania sh. a for the five month period ended December 31, 2012 plus the operations for the Predecessor for the seven months ended July 31, 2012. For the five months ended December 31, 2012, we had a net loss attributable to the consolidated operations of Petrosonic Energy, Inc. of $262,914 and for the seven months ended July 31, 2012, the Predecessor had a net loss of $8,544 for a combined net loss for the year of $271,458 as compared to a net loss for the Predecessor of $15,322 for the year ended December 31, 2011. The net loss for the year ended December 31, 2011 reflected only the net loss of the Predecessor for that period.

Operating Expenses. Operating expenses increased by $236,225 to $251,547 for the year ended December 31, 2012 compared to $15,322 for the year ended December 31, 2011. The increase in operating expenses resulted primarily from increases in legal, advertising and promotion, accounting, and other administrative costs incurred by us in connection with developing and beginning the implementation of our operating plan and costs related to public company compliance matters. Legal fees for the period totaled $62,054, or approximately 25% of our operating expenses, advertising and promotion fees for the period totaled $49,059, or approximately 20% of our operating expenses, accounting fees for the period totaled $43,076, or approximately 17% of our operating expenses, and shipping expense totaled $36,684, or approximately 15% of our operating expenses. In addition, we recognized depreciation expense of $12,194 in the year ended December 31, 2012 compared to depreciation expense of $0 in the prior year by the Predecessor.

Investor Relations, Advertising and Promotions. As noted above, during the year ended December 31, 2012, expenses related to investor relations, advertising and promotions increased significantly, making up approximately 20% of our operating expenses. The increase in these expenses resulted from our purchase of assets and technology from Sonoro Energy Ltd. and the change in our business direction from a company conducting gold exploration activities to a company in the business of treating and upgrading of heavy oil. The significant increase in these expenses for the year ended December 31, 2012 related to the following: $37,500 of this expense was paid to 314 Finance Corp., a Canadian investment banking firm we retained to help us increase our exposure to institutional and retail investors. We terminated the agreement with 314 Finance Corp. in January 2013. We also paid $1,621 to PVS Video for services related to the production of a video demonstrating the sonicator for our website; $1,000 was paid to Vulcan Communications, a newswire service, for the publication of press releases; $3,500 was paid to LD Micro as a registration fee for a conference held in December 2012; $3,703 was paid to CNW, a Canadian newswire service, for the publication of press releases; $1,650 was paid to an individual for design of our website; and $85 was paid to Adnet for website maintenance. During the period ended September 30, 2013, we spent $740 on advertising and promotions expenses, $1,441 for expenses related to issuing press releases and $24,775 was paid to Loma Management Partners, Inc. for investor relations services.

Loss From Operations. Due to the increase in operating expenses, our loss from operations increased for the year ended December 31, 2012 by $236,225 to $251,547 compared to a net loss of $15,322 incurred by the Predecessor for the year ended December 31, 2011.

Interest Expense. Interest expense increased by $37,582 to $37,582 during the year ended December 31, 2012 compared to $0 for the year ended December 31, 2011. The increase resulted from interest expense on the convertible debentures issued by us to fund our operations and the interest expense associated with the convertible debenture issued to Sonoro Energy Ltd. in connection with the purchase of assets during 2012.

Bargain Purchase Gain. The purchase price we paid for the assets in the transaction with Sonoro Energy Ltd. was less than the fair value of the net assets acquired. Accordingly, we recorded the net benefit of $7,741 as a bargain purchase gain.

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Net Loss Attributable to Non-Controlling Interest. We acquired a 60% ownership interest in Petrosonic Albania sh.a from Sonoro Energy Ltd. The net loss attributable to non-controlling interest of $9,898 reflects the portion of the net loss of Petrosonic Albania sh.a for the five month period ended December 31, 2012 attributable to Albnafta, the non-controlling shareholder.

Net Loss Attributable to Petrosonic Energy, Inc. The net loss attributable to Petrosonic Energy, Inc. for the five months ended December 31, 2012 of $262,914 reflects the net loss of the consolidated operations of Petrosonic Energy, Inc. and our subsidiary for that period after reducing the net loss by the loss attributable to the non-controlling interest described above. The net loss of $8,544 for the seven months ended July 31, 2012 for the Predecessor reflects the net loss for Petrosonic Albania sh.a for that period, which loss was attributable in full to the shareholders of Petrosonic Albania sh.a during that period. Similarly, during the year ended December 31, 2011, the entire net loss of Petrosonic Albania sh.a of $13,784 was attributable to the shareholders of that company.

Going Concern Uncertainties

As of the date of this prospectus, there is doubt about our ability to continue as a going concern as we have not generated sufficient cash flow to fund our business operations. The financial statements included in this prospectus have been prepared on the going concern basis, which assumes that we will be able to realize our assets and discharge our obligations in the normal course of business. If we are not to continue as a going concern, we would likely not be able to realize our assets at values comparable to the carrying value or the fair value estimates reflected in the balances set out in the preparation of the financial statements.

Our future success and viability, therefore, are dependent upon our ability to generate capital financing. The failure to generate sufficient revenues or raise additional capital may have a material and adverse effect upon us and our stockholders.

Because we have not generated any revenues, and have incurred losses from operations since inception, in their report on our audited financial statements for the latest fiscal year, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. The financial statements of Petrosonic Energy, Inc. and those of Petrosonic Albania sh.a contain additional note disclosures describing the circumstances that led to this disclosure by our respective independent auditors.

Critical Accounting Estimates

Property and equipment, net

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which are 3 to 5 years and 10 years for buildings. We have not recognized depreciation since inception as none of our equipment has been used in operations.

Research and development

Costs incurred in connection with the development of new products and manufacturing methods are charged to selling, general and administrative expenses as incurred. During the years ended December 31, 2012 and 2011, the Company expensed no research and development costs.

Impairment of Long-Lived Assets

The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment loss is recognized which is measured based on the fair value of the asset. Construction in process is impaired when projects are abandoned or terminated. Long-lived assets were not impaired as of December 31, 2012 or September 30, 2013.

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Recently Issued Accounting Pronouncements

We do not expect the adoption of any recently issued accounting pronouncements to have a significant effect on its financial position or results of operations.

Off-Balance Sheet Arrangements

As of September 30, 2013, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Liquidity and Capital Resources

At December 31, 2012, we had cash of $1,200,676 compared with $1,655 at December 31, 2011. At December 31, 2012, we had total current assets of $1,315,271 and total current liabilities of $515,943, resulting in a working capital balance of $799,328 on that date. We have incurred an accumulated deficit during the development stage of $596,731.

Operating activities for the year ended December 31, 2012 resulted in a net increase in the use of cash of $480,523 to $374,080 compared with cash provided by operations for the year ended December 31, 2011 by the Predecessor of $106,443. The increase in the use of cash was attributable primarily to the increase in operating costs and increased interest expense during the year ended December 31, 2012 combined with a use of cash used in the reduction of the level of accounts payable from 2012 compared with cash provided by an increase in accounts payable in the prior year by the Predecessor.

Investing activities for the year ended December 31, 2012 reflected a reduction in the use of cash of $341,859 to a use of cash of $96,974 during the year ended December 31, 2012 compared with a use of cash of $438,833 during the year ended December 31, 2011. The reduction resulted from a lower level of investment in property and equipment during the year ended December 31, 2012 compared to that of the year ended December 31, 2011 by the Predecessor.

Financing activities for the year ended December 31, 2012 resulted in an increase in cash of $1,231,250 to $1,558,828 from $327,578 in the year ended December 31, 2011. The increase reflects the total of the proceeds from the sales of common stock of $1,389,500 and the contribution to capital made to the Predecessor of $169,328 over the capital contribution of $327,578 made in the year ended December 31, 2011.

The effects of foreign exchange resulted in cash of $115,559 being provided during the year ended December 31, 2012 compared with cash of $6,321 being provided during the year ended December 31, 2011 by the Predecessor. The change reflects the effects of the variability in the rates of exchange of the various currencies in which we transacted business during the periods presented.

As of September 30, 2013, we had cash of $ 1,140,929 compared with $1,200,676 at December 31, 2012. As of September 30, 2013, we had total current assets of $ 1,703,433 and total current liabilities of $ 684,512 , resulting in a working capital balance of $ 1,018,921 on that date. We have incurred an accumulated deficit during the development stage of $ 2,771,406 .

Operating activities for the nine months ended September 30, 2013 resulted in net cash used of $ 873,105 compared with cash used in operations for the nine months ended September 30, 2012 of $ 180,518 . The increase in the use of cash was attributable primarily to the increase in operating costs and increased interest expense during the nine months ended September 30, 2013, combined with a use of cash for the acquisition of prepaid expenses and inventory. For the nine months ended September 30, 2012, cash used in operating activities resulted from an increase in accounts payable.

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Investing activities for the nine months ended September 30, 2013 resulted in net cash used of $ 224,139 during the nine months ended September 30, 2013 compared with cash used for investing activities for the nine months ended September 30, 2012 of $292,421 . The cash used for investing activities resulted from cash paid for the acquisition of property and equipment during the nine months ended September 30, 2013.

Financing activities for the nine months ended September 30, 2013 resulted in net cash provided of $1,468,000 in the nine months ended September 30, 2013 compared with cash provided by financing activities for the nine months ended September 30, 2012 of $ 579,784 . The increase reflects $1,718,000 in net proceeds from the sale of common stock offset by cash payments of $250,000 on convertible debt in 2013.

The effects of foreign exchange resulted in a negative effect on cash of $ 430,503 during the nine months ended September 30, 2013 compared with a positive effect of $ 44,366 during the nine months ended September 30, 2012. The change reflects the effects of the variability in the rates of exchange of the various currencies in which we transacted business during the periods presented.

We will need to raise additional funds in order to continue operations and continue to execute on our business plan. Our cash needs are primarily for working capital to fund our operations, including the anticipated cost to complete the construction of our facility in Albania, which we estimate will be approximately $1.7 million, and for capital equipment used in heavy oil processing. We have funded our operations through a variety of debt and equity financings. We presently operate with a level of overhead consistent with our current needs, but we will need to raise additional capital until our business generates revenues sufficient to support our operations, which may never occur. We do not have any committed current or future sources of financing. Our management is exploring a variety of options to meet our future cash requirements, including the possibility of debt financings, equity financings, and business combinations. If we fail to obtain the financing necessary to continue to execute on our business plan, we may be forced to reduce operations or possibly to cease operations.

On April 3, 2013 the Alberta Securities Commission issued a cease trade order against us because we failed to file an annual information form (“AIF”) for the year ended December 31, 2012. We filed the AIF on May 3, 2013. Thereafter, we made an application to the Alberta Securities Commission to revoke the cease trade order. The Alberta Securities Commission advised that they would not be in a position to revoke the cease trade order on the basis that we are the subject of an ongoing investigation by the Enforcement Department of the Alberta Securities Commission. The investigation concerns trading and promotional activity related to our securities. The cease trade order requires that trading or purchasing cease in respect of any of our securities until the order has been revoked or varied. We are cooperating with the Alberta Securities Commission in the investigation. If the cease trade order is not revoked by the time we need to raise additional capital, we may be unable to engage in sales of our securities to raise money. In that case, unless we are able to find other methods of financing such as, for example, finding a partner with the financial means to pay for some or all of the construction, we may not have the resources to complete the facility in Albania.

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OUR BUSINESS

Overview of Our Business

References in the discussion below to “we,” “our,” “us” or the “Company” refer to Petrosonic Energy, Inc. (previously Bearing Mineral Exploration, Inc.), a Nevada corporation and its majority-owned subsidiary, Petrosonic Albania sh.a sometimes referred to as “Petrosonic Albania” or “Petrosonic”, a body corporate under the laws of Albania. The outstanding capital stock of Petrosonic Albania is owned 60% by the Company and 40% by Albnafta, a body corporate under the laws of Albania. Albnafta is wholly-owned by our Chief Executive Office and director, Art Agolli.

We were incorporated in the State of Nevada on June 11, 2008 under the name “Bearing Mineral Exploration, Inc.”, with authorized capital stock of 75,000,000 shares at $0.001 par value. We were organized for the purpose of conducting gold exploration activities on a mineral claim located in the Province of Newfoundland, Canada. We were not able to establish the existence of a commercially minable gold deposit and sought other viable business opportunities. We were a shell corporation prior to July 27, 2012 when, as described below, we acquired from Sonoro Energy Ltd. certain technology and equipment relating to the treatment and upgrading of heavy oil by sonicated solvent de-asphalting.

On April 17, 2012 we issued 20,000,003 (post-split) shares of our common stock to Art Agolli, then our sole officer and director, in exchange for all of his right, title and interest in a letter of intent with Sonoro Energy Ltd. (“Sonoro”), a Canadian publicly traded company (TSX-V:SNV) based in Calgary, Alberta, Canada. Sonoro was the holder of all of the legal and equitable rights and entitlements to a sonic reactor and technology that it developed for the treatment and upgrading of heavy oil by sonicated solvent de-asphalting. Mr. Agolli owns 3,779,500 shares, or approximately 1.4%, of Sonoro’s issued and outstanding shares of common stock (based on the number of shares of common stock reported by Sonoro to be outstanding on June 30, 2013, which is the most recent report currently available) and from time to time he provides business development consulting services to Sonoro.

On May 16, 2012, we effected an 11.25-for-1 forward stock split of our common stock and an increase in our authorized number of common shares to 843,750,000. Additionally, on May 16, 2012, we changed our name to “Petrosonic Energy, Inc.” to better reflect our new business direction.

On July 27, 2012, pursuant to the terms of an Asset Purchase and Sale Agreement (the “Purchase Agreement”) we acquired certain assets from Sonoro, including technology relating to the treatment and upgrading of heavy oil by sonicated solvent de-asphalting, two sonic reactors, one located in Albania and one located in Richmond, British Columbia, Canada, and a solvent recovery system, originally located in or around Turin, Italy, which has been moved to our facility in Albania. On the same day, pursuant to the terms of a Share Purchase Agreement with Sonoro, we acquired 60,000 shares of Petrosonic Albania sh.a.

Pursuant to the terms of the Purchase Agreement, in exchange for the assets, we agreed to pay to Sonoro the following consideration: (i) CDN$250,000, which was paid in June 2012, (ii) a convertible debenture in the principal amount of CDN$250,000, which was issued in July 2012 (the “Debenture”) and (iii) a 10% royalty interest in our realized net revenues for a period of 10 years from the time we commence commercial operations, which will occur when we process an average of 50 barrels of feed stock per day over a period of 30 consecutive days utilizing the technology acquired. Sonoro had the right to demand repayment of the Debenture prior to the maturity date, which was July 27, 2014, if we raised gross proceeds of not less than $1,750,000 in financing over a period of 24 months. In January 2013, we completed a financing of gross proceeds in excess of $1,750,000. Sonoro thereafter demanded payment of the Debenture, which we paid in January 2013.

Our obligation to complete the purchase of the assets was conditioned upon, among other things, the completion of a review of the financial condition, business affairs, properties and title of the assets, the completion of financing raising at least $500,000, and the termination of a license agreement between Sonoro and Petrosonic Albania sh.a.

Until the closing of the purchase transaction, Sonoro agreed that, without our written consent, it would not engage in any transaction other than the ordinary course of business or permit any liens or other encumbrances to be placed against the assets; sell or transfer the assets; permit any material adverse change to occur with respect to the assets; or make any material change with respect to the business of Petrosonic Albania sh.a.

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The Purchase Agreement contained representations and warranties from Sonoro relating to its due incorporation, due execution of the Purchase Agreement, ownership of the technology and the sonic reactors, its solvency and its compliance with the securities laws of Alberta. Sonoro also agreed to indemnify us for any damages we sustain after the closing date as a result of a breach of its representations and warranties. We provided representations and warranties regarding our due incorporation and due execution of the Purchase Agreement. We agreed to indemnify Sonoro for any damages sustained by Sonoro as a result of a breach of any of our representations and warranties.

Pursuant to the Purchase Agreement, Sonoro entered into a non-competition and non-solicitation agreement with us (the “Non-Compete Agreement”) and into a consulting agreement (the “Consulting Agreement”). The Non-Compete Agreement has a term of 5 years. During that period, Sonoro agrees that it will not compete with us anywhere in the world, save and except for in the Republic of Iraq, in any business activity or transaction directly relating to the assets we purchased. Sonoro also agrees that it will not solicit any employee, agent, salesperson, contractor, customer, supplier or dealer of or to us as of the date of the Non-Compete Agreement, or within the one year prior to the date of the Non-Compete Agreement, to leave, to stop selling to, or to stop buying from us or otherwise to cease dealing with us. Pursuant to the Consulting Agreement, Sonoro agrees to make certain employees available to us on a part-time basis to provide ongoing technical support to us for a period of one year. We agree to pay certain costs relating to travel from Canada to Albania for the employees and to reimburse Sonoro for the salaries of the employees.

Contemporaneous with the completion of this transaction, we entered into a license agreement with Sonoro (the “Iraq License Agreement”) for commercialization of our newly acquired technology by Sonoro in the Republic of Iraq. The license is non-exclusive, royalty-free and fully paid-up. The license lasts for the period that Sonoro uses our technology in the Republic of Iraq. The Iraq License Agreement may be terminated by either party upon 30 days written notice if the other party materially violates any of the provisions or conditions of the license and fails to discontinue or remedy such violation within the 30 day period or by either party immediately if the other party becomes insolvent or unable to pay its debts as they mature, institutes a bankruptcy or insolvency proceeding or has such a proceeding instituted against it which is not dismissed within 30 days, makes an assignment for the benefit of creditors, or commences dissolution or liquidation proceedings.

On September 15, 2012, we signed a memorandum of understanding with Quadrise Canada Corporation, a private emulsion technology company for the upstream and downstream oil industry that has an exclusive license in a heavy crude and asphaltene emulsification technology. The technology enables us to convert de-asphalted oil and asphaltenes into readily marketable emulsified fuel oil and high-end asphalt. In accordance with the agreement, Quadrise licensed to us, on an exclusive basis, the right to use the technology in Albania and for projects to be determined in Iraq. The license also allows us to expand our use of the technology into other jurisdictions, subject to Quadrise’s rights. In accordance with the memorandum of understanding, Quadrise delivered to our plant in Albania a manufacturing unit capable of delivering 120 bbl/hour of feedstock. On June 10, 2013 we successfully completed our first emulsification test and processed and delivered our first synthetic fuel oil in accordance with a Master Toll Services Agreement dated April 3, 2013 that we signed with IDK Petrol Albania sh.a, an Albanian energy company. Our plant has the capacity to process 3,000 barrels of oil per day with this technology. Through November 25 , 2013 we have emulsified approximately 200 barrels of crude oil using this process.

Following the consummation of these transactions, our operations consist of both heavy oil emulsification, wherein we use the technology licensed to us by Quadrise Canada Corporation to make heavy crude oil less viscous so that it can be used for fuel oil and, once our facility in Albania is complete, we will begin upgrading heavy crude oil with the sonication technology we acquired from Sonoro. This process will not only reduce viscosities, but will separate and remove asphaltenes from heavy crude oil. Asphaltenes are defined by scientists as any petroleum product that dissolves in toulene, but doesn’t dissolve in pentane or heptane solutions. Among the asphaltenes found in heavy crude oil are sulphur, vanadium and nickel. We expect our facility to be complete in the fourth quarter of 2013 and to begin de-asphalting operations during the first quarter of 2014.

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Through September 30, 2013, we earned no revenue and have accumulated losses since inception. Even though we have now begun heavy oil emulsification operations, we expect to generate operating losses during some or all of our planned development stages, which raises substantial doubt about our ability to continue as a going concern. In view of these matters, our ability to continue as a going concern is dependent upon our ability to meet our financial requirements and to raise additional capital, which may likely involve the further issuance of capital stock, and the success of our future operations.

Sonication Operation Plans and Business Focus

API gravity is a measure of how heavy or light a petroleum liquid is compared to water, one of the qualitative measures for crude oil. Petrosonic has acquired a commercial process which improves heavy oil densities by 6 to 15 API from as low as 8 API, reduces viscosities of oil by 99% to pipeline specifications and reduces sulphur and heavy metals by over 50%.

This process is especially beneficial to producers with the following intrinsic challenges:

●	stranded heavy oil due to transportation issues

●	diluent supply issues

●	limited refining markets (light oil refiners struggle with heavy oil)

●	heavy discounts due to:

●	density adjustments

●	high sulphur content

●	high metals content

It is estimated that there are approximately 7.5 billion barrels of oil reserves present in Albania. Current production in Albania is approximately 21,000 to 22,000 barrels of oil per day (“bopd”).

We plan to have our first 1,000 bopd stand-alone sonication facility in Albania operational in the fourth quarter of 2013.

If we are able to successfully establish our first commercial facility, we believe heavy oil producers may then integrate the Petrosonic system at their cost into their treatment facilities. Petrosonic would license the sonication technology and retain a royalty fee under this type of development, or we may form joint ventures with heavy oil producers to install and manage the plants jointly. Petrosonic may also choose to develop its own stand-alone facilities.

Further upside opportunities exist in several other applications which we are developing, including waste oil separation, frac water separation and oil separations from drill cuttings. We have filed additional patent applications covering these technologies.

Vision and Strategy

During 2013 and 2014 we plan to work toward completion of the following milestones:

●	Expand our emulsification technology operations. Pursuant to our agreement with IDK Petrol Albania Sila, we have begun processing heavy oil using the emulsification technology we licensed from Quadrise Canada Corporation. We are currently working with IDK to modify the characteristics of the oil generated by the process, which requires additional testing. We are also in discussions with other companies in an effort to increase our production capacity and generate further revenues from our emulsion facility. We expect to begin generating revenues from emulsification processing in the fourth quarter of 2013.

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●	Expand emulsification processing sales to other countries. As noted in the discussion of our agreement with Quadrise Canada Corporation, Quadrise licensed to us, on an exclusive basis, the right to use the emulsification technology in Albania and for projects to be determined in Iraq. The license also allows us to expand our use of the technology to sell emulsified oil into other jurisdictions, subject to Quadrise’s rights. We expect to begin to expand our use of the emulsification technology to sell emulsified oil into other countries during 2014. We cannot estimate what this will cost us, since we will only emulsify the oil as we receive orders.

●	Complete the section of the Albanian facility that will be dedicated to the sonication process. We expect to complete the section of the Albanian facility that will be dedicated to the sonication process during the fourth quarter of 2013. We estimate that completion of the facility could cost as much as $1.7 million. If we are able to complete the facility as planned, we expect to begin generating revenues during 2014 from utilizing the sonication technology. In September 2013 the engineering firm, Gas Liquids Engineering of Calgary, completed sonication tests in its Richmond, British Columbia facility. The results have been sent to a third party lab, Maxxam, located in Calgary, for separation and solvent recovery lab simulation. The results will be used to finalize the engineering and estimates of the asphaltene separation and solvent recovery equipment. We expect full results to be complete by the end of 2013 .

Key Success Factors

Our success will be dependent upon:

●	our ability to attract and develop numerous emulsification and sonication projects once our facility is complete;

●	access to an ample producer oil supply and our ability to find equitable profit distribution;

●	our ability to minimize technical risk through avoidance of scale up issues; and

●	our ability to find strategic partners who can help finance our operations and/or gain quick access to markets.

We are also considering selling the asphaltenes generated by our process. Asphaltenes are present in most petroleum materials, and in all heavy oils and bitumens from oil sands. Asphaltenes can be used in road construction, waterproofing and roofing. Using our technology, we can separate the asphaltenes from the oil being processed. We have undertaken third party testing of these asphaltenes on a batch basis and, based on the results, we have had discussions with asphalt producers for potential contracts. We are in the process of developing this business opportunity, although we have no customers for asphaltenes at this time and we have no competitive presence in this market.

Priorities

Our immediate priorities are to:

●	strengthen our operations and management as we move forward in the oil sector;

●	generate revenues by emulsifying heavy oil at our processing facility in Albania;

●	complete the build-out of the portion of our Albanian processing facility dedicated to sonication processing and begin earning revenues from that operation;

●	establish oil processing projects in countries outside of Albania; and

●	build a firm backlog of projects with financing commitments.

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The Industry

Traditional Heavy Oil Opportunities

Crude oil is the world’s most actively traded commodity. Heavy crude oil is a type of highly viscous crude oil that does not flow easily (sometimes referred to as non-conventional oil). Typically, it is defined as crude oil with an API gravity of less than 22 API. For example, Canadian extra-heavy crude (Athabasca bitumen) has a viscosity of 10,000+ cP. (The cgs physical unit for dynamic viscosity is the poise (P). It is more commonly expressed, particularly in ASTM standards, as centipoise (cP).) Water at 20°C has a viscosity of 1.0020 cP, about the same as cold molasses, and API gravity between 8-14 API. In comparison, WTI, a type of light crude oil used as a benchmark in oil pricing of New York Mercantile Exchange’s oil futures, has an API of approximately 39.6. Heavy oils can be upgraded to high quality light synthetic oils using specialized refining processing.

Heavy oil, compared to light crude oil, has specific technical issues relating to production, transportation, and refining. Light crude oil is easier and less expensive to produce, since it generally has a higher percentage of light hydrocarbons that can be recovered with simple distillation at a refiner. Heavy crude oil can’t be produced, transported and refined by conventional methods because it has high concentrations of sulfur and metals, particularly nickel and vanadium. Heavy crude oil requires extra refining to produce more valuable and in-demand products, such as gasoline, home heating oil and diesel fuel. These challenges must be overcome in order for heavy oil to become a significant contributor to global growing demand.

Global Need, Supply and Production

Until recent years conventional, light crude oil has been abundantly available and has easily met world demand for this form of energy. By 2007, however, demand for crude oil worldwide substantially increased, straining the supply of conventional oil. This has led to consideration of alternative or insufficiently utilized energy sources, among which heavy crude oil and natural bitumen are perhaps the most readily available to supplement short- and long-term needs. Heavy oil has long been exploited as a source of refinery feedstock, but has commanded lower prices because of its lower quality relative to conventional oil. Natural bitumen is a very viscous crude oil that may be immobile in the reservoir. (When natural bitumen is mobile in the reservoir, it is generally known as extra-heavy oil.) (U.S. Geological Survey, “Heavy Oil and Natural Bitumen Resources in Geological Basins of the World”, Report 2007-1084.) According to “2010: Survey of Energy Resources”, a report issued by the World Energy Council, the volume of original oil in place in known deposits of natural bitumen and extra-heavy oil appears to be at least of the same order of magnitude as the volume of original oil in place at discovered conventional (light) oil accumulations. Total resources of heavy oil in known accumulations are 3,396 billion barrels of original oil in place. The total natural bitumen resource in known accumulations amounts to 5,505 billion barrels of oil originally in place.

The following chart shows the regional distribution of heavy oil and natural bitumen in billions of barrels:

Region	Heavy Oil	Bitumen

North America	651	2,391
South America	1,127	2,260
Europe	75	17
Africa	83	46
Transcaucasia	52	430
Middle East	971	0
Russia	182	347
South Asia	18	0
East Asia	168	10
Southeast Asia and Oceania	68	4

*Does not include extra-heavy oil.

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Source: U.S. Geological Survey Report 2007-1084, Heavy Oil and Natural Bitumen Resources in Geological Basins of the World

As the table above indicates, heavy oils are found around the world, with an estimated 54% of the world’s heavy oil and an estimated 84% percent of the natural bitumen located in the Western Hemisphere. The Eastern Hemisphere, however, contains an estimated 85% of the world’s light oil reserves, with the Middle East accounting for approximately 56% of these reserves.

Among the more notable heavy oil reserves are: Venezuela’s Orinoco Heavy Oil Belt; Canada’s Athabasca Oil Sands; Russia’s Volga-Ural Basin; Brazil’s offshore Campos Basin; Alaska’s Prudhoe Bay; and China’s Luda field in Bohai Bay.

Significance of Traditional Heavy Oil

Around the globe, some of the most prolific oilfields are reaching maturity and have begun to experience reduced production rates. What large conventional oilfields remain lie mostly in the lands of Middle Eastern, OPEC nations. At the same time, the world’s demand for oil continues to grow every year, fueled in part by the rapidly growing economies of China and India. This declining availability of conventional oil combined with rising demand has driven up oil prices and put more pressure on the search for alternate energy sources.

Into the picture come the tremendous deposits of heavy oil and bitumen, a solid or viscous material with adhesive properties which is derived from petroleum, that are found in the Western hemisphere. These non-conventional resources are more difficult to extract, so they have barely been touched in the past. With the price of oil reaching new highs in 2005 and 2006, investments in these more challenging oil deposits are rapidly accelerating.

The U.S. oil industry alone has invested $86 billion in “frontier hydrocarbons” since 2000, developing technologies to recover and convert inferior grades of oil, such as heavy oil and bitumen, into a more usable form for refineries, and to turn waste and residue hydrocarbons into high-value products.

The worldwide importance of heavy oils will continue to emerge as the price of oil remains high and the demand for it remains strong. For example, the tight worldwide oil supply is expected to continue to force crude prices higher and turn Canada’s oil sands into the single largest contributor to net new global supply by the end of the decade, according to CIBC World Markets: “All of the net increase in oil production is expected to come from non-conventional sources,” says Jeff Rubin, chief economist at CIBC World Markets, ” While deepwater oil is the primary source today, we forecast that the Canadian oil sands will become the single largest contributor to incremental global supply by 2010.”

Industry Trends in Production and Transport of Heavy Oil

The market factors behind Petrosonic’s upgrading derive from the oil industry’s needs relative to the production and refining infrastructure. As production shifts more to heavier oil it becomes necessary for refining capacity to adapt to it, either by pre-upgrading the oil or by major refining changes. Until then heavy oil producers face a penalty due to refining and pipeline infrastructure limitations driven by:

●	the need to maintain low capital costs and operating costs;

●	the ability to produce and transport heavy oil within the same systems as those established for conventional oil, i.e. using existing transport pipelines;

●	delivery of heavy oil to the point of sale with reduced expenditures on diluents;

●	production and transportable technology that allows the exploitation of heavy oil reserves at lower total cost, particularly for smaller fields – without massive infrastructure expenditures.

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Issues for Heavy Oil Producers

Because of the demands placed by the industry on the production and transport of heavy oil, heavy oil producers, especially small to medium size ones, face price penalties:

●	smaller producers face high costs due to the need to blend heavy oil with diluents for pipeline transportation or face penalties for failure to meet pipeline specifications for viscosity and API;

●	fixed producer “upgrading” facilities to increase the API have been limited by the poor economics of small scale and short production life;

●	upgrading is generally limited to de-asphalting (removal of heavy asphaltene components – up to 16% by mass) and vis-breaking (low temperature cracking).

Second Country Oil Projects

One of our goals is to establish oil processing projects in countries other than Albania. The discussions below illustrate opportunities that we believe could make it possible for us to expand into other countries.

Oil Sands

The world’s two largest sources of bitumen (and related extraction and recovery operations) are in Canada and in Venezuela. There are also known oil shale or bituminous reserves in the United States, Mexico, South America, Africa, Kazakhstan and other locations.

In Canada, oil sands are found in three locations in the province of Alberta: The Athabasca, Peace River and Cold Lake regions. They cover 141,000 square kilometers.

Oil Sands Production in Canada

The Canadian oil sands industry is dominated by large integrated multi-national companies, including Albion Sands Energy Inc., Canadian Natural Resources Limited, Chevron, EnCana Corporation, Husky Energy Inc., Imperial Oil Resources Limited, Petro-Canada (Fort Hills), Shell Canada Limited, Suncor Energy Inc. and Syncrude Canada Ltd.

More recent entrants, with projects under development or already underway, include TOTAL (Joslyn), Exxon Mobil, Synenco, Fort Hills (UTS), Kearl Lake Project with Imperial Oil Resources Limited, and BP (British Petroleum).

There is an estimated 1.7 to 2.5 trillion barrels of bitumen in place in Alberta’s oil sands. Canada’s recoverable oil resource is second only to Saudi Arabia’s. Approximately 1.3 million barrels are produced per day and production is expected to grow to three million barrels per day by 2020. Over the next 10 years there is expected to be over $60 billion of direct capital expenditures into development of the oil sands. (“Facts about Alberta’s Oil Sands and its Industry”, Oil Sands Discovery Centre, www.oilsandsdiscovery.com.) But to produce one million barrels of oil a day requires withdrawals of enough water from the Athabasca River to sustain a city of two million people every year. Despite some recycling, the majority of this water never returns to the river and is pumped into some of the world’s largest man-made dykes containing toxic waste.

Oil sands extraction usually takes at least two tons of oil sand to fill one barrel of upgraded synthetic crude oil. Furthermore, for every barrel of synthetic oil produced in Alberta, more than 80 kg of greenhouse gases are released into the atmosphere, and 3 to 5 barrels of waste water are dumped into tailing ponds. Production waste streams released into ponds have still relatively large amounts of unrecovered bitumen and expensive diluents (as much as 4%). In large volumes typical for the oil extraction, these waste streams pose major environmental burdens as well as lost economic potential, inasmuch as we believe, based on our knowlegde of bitumen and naphtha recovery processes, that we would be able to separate the oil from the waste and sell the heavy crude oil into the market. Bitumen and naphtha recovery processes involve separation of the complex mixtures of mineral matter (sand, clay), water and small amounts of soluble organic from the bitumen. Current operators use a combination of energy (hydro-transport, heat, conventional mixing), chemical (caustic) addition, flotation and light solvent dilation to achieve the necessary separations. We are in the process of testing the theory that taking the bitumen and diluents out of the waste oil in the tailing ponds will be substantially similar to removing impurities from the bitumen, such as clay and other metals. We cannot guarantee that it will be possible to economically remove the bitumen and diluents out of the waste oil in the tailing ponds.

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Petrosonic’s Opportunity

We believe Petrosonic will be able to take advantage of an opportunity that traditional upgrading technology cannot address – upstream upgrading on smaller scales. The viability of upgrading is constantly changing due to production mix, refining infrastructure costs, and oil pricing. However, there are three markets for small upgraders that make sense:

●	Pipeline systems where access to the pipeline requires blending of heavy oil. Condensate prices and heavy oil differentials have been stable for some time and long term projections indicate that low condensate prices following the global economic slow-down will be short-lived;

●	Heavy oil producers in markets where light oil dominates refinery infrastructure. Internationally there are several markets like this; and

●	Markets where upgrading asphalt by-products can command premium prices. This is especially attractive in the United States, given the economic infrastructure stimulus measures being implemented through the 2009 American Recovery and Reinvestment Act, which provides $105.3 billion for infrastructure investment.

To take advantage of these opportunities Petrosonic must be able to:

●	economically upgrade heavy oil from small and medium sized producers;

●	add value and allow producers to capture a larger share of the market price for refinery products; and

●	provide operating plants to heavy oil producers in return for tolling process fees or purchase heavy oil at a premium to blenders.

Upgraded oil provides uplift in crude’s value and eliminates issues related to transport of crude oil to pipeline and refinery companies.

The Petrosonic Process

As noted above, the Petrosonic heavy oil process will enable heavy sour oil and bitumen (from most heavy oil and oil sands fields in the world) to be converted from nominally an API gravity of 8° to14° to a value-added synthetic crude oil of between 18° and 23° API. This is achieved through the reduction of undesirable constituents of the raw heavy oil and/or bitumen. The process incorporates two stages: solvent de-asphalting and distillation.

While solvent de-asphalting and distillation are both proven and well known technologies, the innovation associated with the Petrosonic upgrading process lies in the rapid de-asphalting achieved by sonication of the de-asphalting phase with the Petrosonic reactor stage.

Test Data

Sonoro completed an extensive test program of heavy oils both in house and independently with the complete upgrading process which has shown to consistently achieve the target improvements in API. The tests were carried out in Sonoro’s research and development site in Richmond, British Columbia (in house). The lab work for the specifics of the de-asphalted oil and asphaltenes generated was carried out by Alberta Research Council in their laboratory (independent) in Edmonton, Alberta. The tests were carried out during 2010 and 2011. For Canadian bitumen samples this represents an upgrade from nominally 10° API to 25° API. The test program included heavy oils and bitumen from the Canadian Athabasca and Lloydminster fields, heavy oil from U.S. refineries, and crude oil from two international oil producers. The upgraded oil quality is typically:

●	Density - from 23° to 28° API gravity, meeting pipeline specifications.

●	Viscosity - less than 100 cSt at 25°C (greater than 99% reduction), meeting pipeline specifications.

●	Liquid yields - From 85% to 92% by volume depending on the quantity and quality of asphaltene by- product required.

●	Sulphur - reduction by up to 40% by mass.

●	Heavy Metals - typical reduction of vanadium up to 80% and nickel by up to 88% by mass.

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The following tables illustrate some of the data from the extensive test program that Sonoro conducted. This is critical in establishing the application of the Petrosonic process on a broad basis.

The table below (Table 1) shows key performance parameters for Alberta/Cold Lake oil:

Table 1

Analysis	Raw Bitumen	Upgraded Oil [Petrosonic ID: 090309E-2]
Total Acid Number (TAN)	1.24	1.18
API Gravity	14.4	26.0
Density @15 [o] C	0.9690	0.8982
Nickel	46	17
Vanadium	95	38
Sulphur	3.62	2.46

Table 2 shows a PONA (fundamental heavy oil testing of paraffins, olefins, napthenes and aromatics) summary by hydrocarbon group for Alberta/Cold Lake oil using commercially available light naphtha:

Table 2

	Raw Bitumen		Upgraded Oil [Petrosonic ID: 090309E-2]
Group	% Wt	% Mol	% Wt	% Mol
Aromatics	14.175	14.871	17.318	18.545
i-Paraffins	25.572	23.856	24.912	24.031
Naphthenes	30.728	33.450	19.017	20.217
Olefins	11.431	11.147	5.064	4.837
Paraffins	4.715	4.695	30.547	29.677
Oxygenates	0.000	0.000	0.000	0.000
Unidentified	13.380	11.981	3.142	2.694
Plus	0.000	0.000	0.000	0.000
TOTAL	100.00	100.00	100.00	100.00

Table 3 shows a PONA summary by carbon number for Alberta/Cold Lake oil. Table 3 reflects the effectiveness of the Petrosonic upgrading process through the reduction in the oil’s carbon number from C9/C10 to C7/C8, which indicates the generation of new lighter end fractions, each having a lower density and thus serving to increase the API. Given the high sensitivity of the API calculation to density, even small changes in density create significant gains in API quality.

Table 3

	Raw Bitumen		Upgraded Oil [Petrosonic Code 090309E-2]
Carbon #	% Wt	% Mol	% Wt	% Mol
C4	0.001	0.002	-	-
C5	0.060	0.100	0.079	0.125
C6	3.063	4.296	2.979	4.053
C7	17.245	21.005	21.711	25.435
C8	17.245	18.619	33.183	33.915
C9	29.209	27.721	25.799	23.367
C10	17.940	15.127	10.057	8.179
C11	1.511	1.149	2.512	1.868
C12	-	-	0.478	0.328
C13	-	-	0.049	0.030
C14	-	-	0.010	0.006
>C15	13.726	11.981	3.143	2.694
TOTAL	100.00	100.00	100.00	100.00

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The following table (Table 4) illustrates some of the data from the extensive test program that Sonoro conducted. This is critical in establishing the application of the Petrosonic process on a broad basis.

Table 4

		Raw					Upgraded
						Total Acid					Total Acid
	Specific		Vanadium	Nickel	Sulphur	Number		Vanadium	Nickel	Sulphur	Number
Country	Source	API	(g)	(g)	(%)	(TAN)	API	(g)	(g)	(%)	(TAN)

Canada	CP	10.6	169.0	80.0	4.5	0.98	24.5	29.2	12.0	2.64	0.73
Canada	CDL	14.4	95.0	46.0	3.62	1.24	26.0	38.0	17.0	2.46	1.18
US (Texas)	TG	17.4	12.0	5.4	3.73	0.59	27.9	4.2	1.9	2.78	0.99
US (Texas)	TK	14.9	15.0	16.0	3.85	0.56	27.5	4.4	4.2	2.51	0.58
US (Texas)	TQ	11.2	15	16	3.33	1.71	25.9	2.9	3.1	2.51	0.55
Albania	AB	10.8	348.4	68.5	5.96	0.56	25.1	56	8.6	3.96	0.3
Albania	AD	10.2	287.0	57.0	3.98	0.52	29.0	65.9	12.2	3.27	0.73
Albania	AM	21.0	110.0	19.0	2.43	1.07	31.9	48.4	7.7	2.88	0.85
Venezuela	VP	9.4	492.0	105.0	4.26	5.26	21.7	220	45.4	2.96	3.68
US (Utah)	US	14.5	23.8	12.2	1.18	3.19	32.5	1.7	1.0	0.62	0.26

Stages in the Petrosonic Process

Step 1: Solvent De-asphalting

The primary process of solvent de-asphalting dissolves bitumen in a common paraffinic solvent. The solvent is selected to ensure complete dissolution of the oil-soluble component of the bitumen with the solvent to form a de-asphalted oil while the insoluble hydrocarbon component known as asphaltenes are readily filtered through simple separation. This asphaltene fraction is concentrated with heavy metals such as nickel and vanadium as well as sulphur.

The Petrosonic reactor, using its low-frequency/high-energy/high-amplitude reactor design, allows for significant improvement in the mass transfer efficiency of the solvent de-asphalting step in particular, cutting the de-asphalting time required from 6 to 10+ hours to 2 minutes.

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Step 2: Solvent Recovery

At the completion of the two-stage Petrosonic upgrading process, the upgraded oil is required to be separated from the solvent through a standard solvent recovery process such as an evaporator or distillation column. Given the significant differential in boiling points of the upgraded oil and the solvent for recovery, the separation process is economical and readily applicable to recover solvent with a solvent residual of less than 4% remaining in the oil. Such a small solvent residual in the oil is well within the expected quality parameters for pipeline and refinery specifications. The recovered solvent is reused at the solvent de-asphalting stage to complete the loop on the Petrosonic upgrading process.

Petrosonic’s Technology

SonoProcess

We believe Petrosonic’s technology advantage is based upon the use of our Petrosonic reactor technology and the unique cavitational and enhanced mass transfer effects that it provides. Petrosonic has developed a unique competency in the design of enhanced mass transfer energy processes and the proprietary applications that result from this.

In recent years the use of cavitational technologies and ultrasound has been researched extensively for oil processing – usually in the context of desulphurization or “cold cracking”. Our own research does not support this and we make no claims that it can create a unique upgrading process. The chemistries used in the Petrosonic process are established and our advantage is that we make these more effective by reducing the time of separation and the energy input required to de-asphalt the crude oil from asphaltenes and heavy metals.

Our intent is to expand the uses of our Sonoprocess™ technology by adding complementary proprietary process technologies, such as the emulsion process we have licensed from Quadrise Canada Corporation and by using even more conventional and cheaper solvents, such as propane.

●	Petrosonic reactors are based on low-frequency and high-amplitude:

●	an electromagnetic drive puts a massive steel bar into resonance and this allows efficient transfer of energy to the reaction chambers;

●	there are no moving parts and so Petrosonic reactors have a high reliability and operational availability;

●	the reaction chambers are attached at the mid-node points one half wavelength from the drive system, enabling the reactors to apply Petrosonic energy to physical, chemical and biological processes; and

●	Petrosonic reactors are thus able to achieve more sustainable processes – better reactivity, less reagents, less energy, greater effectiveness and more product for overall economic advantage.

Petrosonic Heavy Oil Process Provisional and PCT Patent Applications

As part of the transaction with Sonoro we acquired the following heavy oil process provisional and PCT applications based on the Sonoprocess™:

●	Patent Application No: WO2009111871. Jurisdiction: WIPO. Title: Method for Treating Heavy Crude Oil. Application Status: Closed.

●	Patent Application No: EA201071060. Jurisdiction: Eurasisa. Title: Method for Treating Heavy Crude Oil. Status: Pending.

●	Patent Application No: EP2260089. Jurisdiction: Europe. Title: Method for Treating Heavy Crude Oil. Status: Pending.

●	Patent Application No: 2156/MUMNP/2010. Jurisdiction: India. Title: Method for Treating Heavy Crude Oil. Status: Pending.

●	Patent Application No: US 13/822,818. Jurisdiction: United States. Title: Method for Treating Heavy Crude Oil. Status: This application is pending at the USPTO and awaiting examination.

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Additional Patent Applications and Areas of Application of our Technology

In May 2013 we filed 10 additional patent applications surrounding our core sonic de-asphalting technology with the United States Patent and Trademark Office. We believe that these applications represent achievement of an important milestone in the strategy to commercialize our technology. The patent applications relate to:

●	Economically upgrading heavy oil feed stocks, achieving optimal solvent ratios and improving processing times while adding variations for solvent recovery.

●	Solvent maximization and recovery using a new solvent selection process.

●	Recovery and conversion of asphaltenes and de-asphalted oil from heavy oil feed stocks into an emulsified fuel which may be more suitable for transportation, storage and utilization in multiple other applications, such as in a self-sufficient processing plant.

●	Utilization of sonic treatment in nonconventional treatment applications such as clay removal and frac water treatment.

●	Recovery of hydrocarbons from solid and liquid waste in contaminated areas using sonic technology.

●	Design modifications and enhancements for optimal operation of a sonic reactor used in the upgrading of heavy oil feed stocks.

The following is information relating to the additional patent applications we filed in May 2013:

●	Patent Application No: US 61/790,160. Jurisdiction: United States. Title: Solvent and Asphaltenes Separation Post Sonication. Status: This application is pending at the USPTO.

●	Patent Application No: US 61/787,606. Jurisdiction: United States. Title: Status: Solvent Selection Process. Status: This application is pending at the USPTO.

●	Patent Application No. 61/787,926. Jurisdiction: United States. Title: Frac Water Sonic Treatment. Status: This application is pending at the USPTO.

●	Patent Application No. 61/789,401. Jurisdiction: United States. Title: Hydrocarbons Recovery With Sonic Treatment. Status: This application is pending at the USPTO.

●	Patent Application No. 61/790,415. Jurisdiction: United States. Title: Method Of Designing A Heavy Crude Oil Treatment Device. Status: This application is pending at the USPTO.

●	Patent Application No. 61/789,963. Jurisdiction: United States. Title: Solvent Recovery System Below Supercritical Conditions. Status: This application is pending at the USPTO.

●	Patent Application No. 61/789,672. Jurisdiction: United States. Title: Resonating Components For Sonic Generators. Status: This application is pending at the USPTO.

●	Patent Application No. 61/792,694. Jurisdiction: United States. Title: Clay Removal Through Sonication. Status: This application is pending at the USPTO.

●	Patent Application No. 61/792,557. Jurisdiction: United States. Title: Magnet Optimization Design For Sonic Reactors. Status: This application is pending at the USPTO.

●	Patent Application No. 61/798,955. Jurisdiction: United States. Title: Emulsion Fuel From Sonication-Generated Asphaltenes. Status: This application is pending at the USPTO.

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Competition

Currently heavy oil is upgraded by refineries and upgraders (refineries that upgrade crude to synthetic crude grade level but not to full end products such as diesel, jet fuel etc.). These facilities refine large quantities of crude from 60,000 to 500,000 bbl/day and they are capital intensive, require long lead times, significant engineering and intensive water use.

There have been other technologies introduced that upgrade heavy oil via other methods such as Headwaters Incorporated’s proprietary HCAT technology or Ivanhoe Energy’s HTL heavy oil upgrading technology. However, these technologies upgrade heavy crudes in smaller volumes and are also very complex, capital intensive and require intense use of energy and water. They also have the associated environmental downsides such as carbon emissions.

Disadvantages of Petrosonic Process/Technology

There are few inherent disadvantages to the Petrosonic process. The technology has been proven on a batch basis but long-term 24 hour operations have not yet been attempted. In addition, one sonicator at current dimensions can process up to 500 barrels of heavy oil per day, thus requiring additional sonicators to increase the processing capacity. While the processing capacity of one sonicator can be an advantage for small and medium size operations it may be considered as a disadvantage for larger operations.

In addition, there are technical and logistical risks associated with the Sonoprocess™ rollout in Albania. These risks can be attributed to two general categories of risk: operational and logistical, which are influenced by the market risk factors which are presented separately.

The design of the sonicator chambers and the solvent recovery equipment was based on an estimation of the required solvent and any changes and variations in the solvent will impact the overall ability to commission the project. Our process relies on the availability of certain solvents such as light naphtha, pentane and LPGs. Light naphtha and pentane are liquids and LPGs are liquefied gases and as such require different pressures and heat to be mixed with heavy crude and recovered. In case the liquid solvents are not available for any reason in the jurisdiction in which we are operating, changing from one solvent to the other will require some modifications to our equipment and process. These modifications may cause some interruption or delays of the processing. We have engaged Gas Liquids Engineering of Calgary, Canada to provide solutions for recovering all solvents, as well as the costs associated with modifications of the chambers of the sonicator to use propane/LPGs and the solvent recovery systems to recycle the propane/LPGs. The engineering, originally scheduled to be completed at the end of July 2013, we now expect to be completed by the end of 2013 .

The ability to procure suitable safe installation for commissioning the equipment is critical given the limited number of suitable contractors available in Albania. The ability to source and deliver piping or other equipment could cause commissioning or optimization delays. The equipment to be assembled into a continuous heavy oil upgrading process has not been operated in the proposed configuration elsewhere. The process is expected to operate as designed but unforeseen assembly and commissioning situations are normal and expected. Remaining equipment to be ordered is minor in scope but any delays or problems in sources of supply from European sources could lead to minor delays.

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Marketing and Sales Strategy

Petrosonic’s business model as it relates to sonicated de-asphalting of heavy oil is to provide integrated upgrading systems to heavy oil producers in exchange for revenue sharing in the economic uplift produced as a result of the Sonoprocessing™. Given the relative ease of integration and transportation, the process is designed to be easily applicable to the upstream and midstream constituents. The immediate marketing and sales strategy is to sell our processing services on toll or joint venture basis to heavy oil upstream producers directly or process for third parties at our stand alone facilities on toll basis. As a result, business models can take on various forms:

●	Oil Producers: Decrease viscosity and need for diluents; improve quality; increase marketability; increase price.

●	Pipeline Operators: Decrease viscosity and need for diluent resulting in increased throughput.

●	Storage & Blending Operators: Increase yield and quality.

●	Refiners : Increase yield and quality. Rapid de-asphalting with less diluent and less cost. De-bottleneck refinery.

Customers

Our target customers are heavy oil producers, industrial groups that consume fuel oil and refineries that refine heavy oil. In addition, our potential customers consist of heavy oil trading companies and, assuming the development of our business to sell asphaltenes, asphalt producers and consumers of asphalt products such as construction companies that require asphaltenes as raw material for production of asphalt. In April 2013 we entered into a Master Toll Services Agreement with IDK Petrol Albania Sila (“IDK”). Pursuant to the agreement, which has a term of one year but may be renewed, IDK will provide Petrosonic with feedstock for processing. There is no minimum amount of feedstock that IDK is required to provide. The charge for processing will be determined on a transaction-by-transaction basis. We have begun processing feedstock for IDK under this agreement and expect to recognize revenues from it during 2013.

Employees

We have currently 3 full-time employees and 4 part-time employees. From time to time we also retain the services of independent consultants. The consultants provide general business services to us, such as assistance with regulatory matters and engineering services, as well as providing expertise in areas including legal services, investor relations services and business development services. We currently use the services of 4 consultants.

Environmental Laws and Regulations

We will be subject to the Law of Environmental Protection, the primary environmental law of Albania, the location of our processing facility. In accordance with this law, all companies that store and process hydrocarbons must apply for and receive an environmental permit issued by the Ministry of the Environment and the local government where the plant is located, in this case, the Fier Environmental Regional Office. We have applied to both entities and we expect the permit to be issued during 2013. Since our processes do not require any extensive use of water or energy or generate any emissions, it does not fall under more complicated and lengthy environmental permit requirements typical for refineries or upgraders. Albanian law also requires the Company to obtain a fire safety permit from the Fier Environmental Regional Office as part of the permit application and in May 2013 we were certified by the inspection authority.

Procurement of Equipment

Petrosonic will rely on a third party contractor to manufacture the sonicators and other related equipment according to our design and specifications. We have received quotes from the third party manufacturer and expect that we will be able to obtain all the necessary equipment to grow our processing capacity in the future. The manufacturer has the production and financial capability and capacity to fulfill our orders in the future. In addition, we have access to several local and international fabricators and engineering firms to carry out the necessary assembly of the equipment and increase capacity of our processing plant in the future.

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PROPERTIES

We own our processing facility, which is located in Fier, Albania. Albania’s heavy oil upstream and downstream industries are located in Fier and the facility is only a few miles away from the heavy oil producing fields. It is also located 35 kilometers away from Albania’s only deep sea port and export facility, the PIR Vlora terminal. Our processing facility is still under construction. The facility will be used for both emulsifying heavy oil and de-asphalting heavy oil and bitumen by sonication. Currently, the construction related to the emulsification operation is complete and the facility is capable of emulsifying 3,000 barrels of oil per day. We expect the construction related to the de-asphalting operation to be complete during the fourth quarter of 2013. Once complete, we expect the facility to be capable of sonicating 1,000 barrels of oil per day. Our facility is both suitable and adequate for our current operations.

As one of the services it provides to us, StoryCorp Consulting, Inc. keeps our corporate books and records, answers telephone calls and processes our mail at its offices at 914 Westwood Boulevard, Los Angeles, California. We consider this to be our corporate headquarters.

LEGAL MATTERS

In the normal course of business, we may become involved in various legal proceedings. Currently, we know of no pending or threatened legal proceeding to which we are or will be a party which, if successful, might result in a material adverse change in our business, properties or financial condition.

DIRECTORS AND EXECUTIVE OFFICERS

The following table identifies our executive officers and directors, their ages, their respective offices and positions, and their respective dates of election or appointment.

Name	Age	Title	Position Held Since

Art Agolli	42	Chief Executive Officer, President, Principal Financial Officer and Director	March 2012
Richard Rutkowski	57	Director	March 2013
Alfred Fischer	66	Director	March 2013

Terms of Office

In accordance with our bylaws and the provisions of the Nevada Revised Statutes, our directors are appointed to hold office until the next annual meeting of our stockholders, when their successors are elected, or until removed from office.

Our officers are appointed by the board of directors and hold office until removed by the board.

Business Experience

Art Agolli, Chief Executive Officer, President, Principal Financial Officer, Director (appointed March 2012)

Mr. Agolli was appointed a director in March 2012 and our Chief Executive Officer in July 2012. Mr. Agolli has more than 16 years of successful experience in developing heavy oil projects and, prior to July 2012, provided consulting services to various oil companies. These services consisted of negotiating oil and gas leases, advising on marketing, advising on business development, and assisting with financing. Since February 2009 he has acted as Chief Executive Officer of BA Capital, a Calgary based merchant bank serving the energy, mining and technology sectors, which he founded. Mr. Agolli provides at least 140 hours a month in services to Petrosonic. He also provides services to BA Capital. Services provided to BA Capital average approximately 20 hours a month.

Mr. Agolli provided services to Stream Oil & Gas Ltd. as a consultant for business development from September 2008 until March 2009 and as its Executive Vice-President from March 20, 2009 until July 2010.

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Mr. Agolli was a co-founder and former Vice President of Bankers Petroleum Ltd., a Toronto and London Stock Exchange listed oil and gas company. As its Vice President, Mr. Agolli assisted in building Bankers Petroleum from a start up in April 2004 to a company with a $2.3 billion market capitalization when he left in August 2008. Bankers Petroleum has a 100% working interest and is the operator of the largest onshore heavy oil field in Europe (Albania). As a consultant to BNK Petroleum, a Toronto Stock Exchange listed company that was spun off from Bankers Petroleum in 2008, Mr. Agolli assisted in the negotiations which permitted that company to begin shale gas extraction operations in Poland. BNK Petroleum now has one of the largest shale gas land positions in the country and in Europe. BNK Petroleum grew from a start-up to a company with a market capitalization of $700 million.

Mr. Agolli was also one of the founders of Sonoro Energy Ltd., a TSX listed company, and from time-to-time through 2011 provided business development consulting services to Sonoro. Sonoro has exclusive rights to development of all heavy oil in Salah ad Din Province in Iraq. Mr. Agolli also owns 3,779,500 shares, or approximately 1.4%, of Sonoro’s issued and outstanding shares of common stock (based on the number of shares of common stock reported by Sonoro to be outstanding on June 30, 2013, which is the most recent report currently available).

From 1998 to 2001, Mr. Agolli was an international business and corporate development executive with Koch Industries Inc., the largest privately held company in North America. From March 2001 to December 2003 he was Chief Executive Officer of AnonimaPetroliItaliana (Albania), a subsidiary company of Api Spa, one of the largest refining and trading oil companies in Italy.

Mr. Agolli started his career as a consultant for the World Bank in Washington DC in 1997. Mr. Agolli holds a Masters Degree in Management from Grand Valley State University in Michigan and an International Relations and Business Degree from the same university. He is a member of the Association of International Petroleum Negotiators, which is headquartered in Houston, Texas. Mr. Agolli’s knowledge of the energy market and his entrepreneurial experience led us to the conclusion that he should be appointed as a director.

Richard Rutkowski, Director (appointed March 2013)

Mr. Rutkowski has been a director of ClearSign Combustion Corporation, a publicly traded company, since January 2008 and was appointed as Chairman and Chief Executive Officer of ClearSign Combustion Corporation in February 2008. Prior to joining ClearSign Combustion Corporation, Mr. Rutkowski was a co-founder of Microvision, Inc., a leader in optical beam-scanning display and imaging systems and served as the company’s Chief Executive Officer and Director from September 1995 until January 2006. In January 2000, Mr. Rutkowski co-founded Lumera Corporation, a leading developer of a broad range of devices used in optical communications, biomedical analysis and broadband imaging that are based on the company’s proprietary nano-materials and electro-optic polymers. Mr. Rutkowski served as Vice-Chairman of Lumera’s board from January 2000 until May 2006. From May 2006 to February 2008, Mr. Rutkowski conducted management, finance, and marketing consulting doing business under the name of Ormont. From November 1992 to May 1994, Mr. Rutkowski served as Executive Vice President of Medialink Technologies Corporation (formerly Lone Wolf Corporation), a developer of high-speed digital networking technology for multimedia applications in audio-video computing, consumer electronics and telecommunications. From February 1990 to April 1995, Mr. Rutkowski was a principal of Rutkowski, Erickson, Scott, a business development consulting firm. He has served as a director of Ideal Power Converters, Inc. since 2012. Mr. Rutkowski has frequently been featured as a speaker or panelist at technology and business conferences, and has appeared on local and national television. He was honored as a Technology Pioneer at the World Economic Forum in 2002 and has been acknowledged by the University of Washington for his support of the University’s research efforts. Mr. Rutkowski attended the University of Chicago and has extensive experience in starting and building technology businesses. Mr. Rutkowski’s experience as a member of the board of directors and as an executive officer of publicly traded companies led us to the conclusion that he should be appointed as a director.

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Alfred Fischer, Director (appointed March 2013)

Since 2003 Mr. Fischer has been the Chief Executive Officer of Quadrise Canada Corporation and Optimal Resources Inc., companies which he helped to found. Mr. Fischer has over 38 years of experience in the oil and gas industry in Canada and internationally. Mr. Fischer first entered the industry with Gulf Canada Resources Limited as an Exploration Geologist. Over the next 22 years he assumed increasing levels of management responsibility in Gulf Canada. From 1988 to 1991, Mr. Fischer served as Manager, International Development, responsible for exploitation and production in Indonesia, Egypt, and Australia offshore. In 1995 Mr. Fischer became Director, Mergers and Acquisitions and was involved in over $2.2 billion of North American corporate and property acquisitions. In late 1996 Mr. Fischer formed his own consulting firm to continue mergers and acquisitions activities, and specialized in providing senior management and operating services to the petroleum industry. Mr. Fischer’s extensive knowledge of, and experience in, the heavy oil industry led us to the conclusion that he should be appointed as a director.

Family Relationships

There are no family relationships among our directors and executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past. During the year ended December 31, 2012 we had only one director, Mr. Agolli, who was also our Chief Executive Officer. During the year ended December 31, 2012, therefore, Mr. Agolli, alone, made all decisions relating to his compensation.

EXECUTIVE COMPENSATION

Executive Compensation - Executive Officers

The following summary compensation table covers all compensation awarded to, earned by or paid to our principal executive officer and each of the other two highest paid executive officers, if any, whose total compensation exceeded $100,000 during the year ended December 31, 2012, the two months ended December 31, 2011 and the fiscal year ended October 31, 2011.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity IncentivePlan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Art Agolli,	12/31/2012	0	0	0	0	0	0	0	0
Chief Executive Officer	12/31/2011	0	0	0	0	0	0	0	0
	10/31/2011	0	0	0	0	0	0	0	0

Gerhard Schlombs, former Chief Executive Officer (1)	12/31/2012	0	0	0	0	0	0	0	0
	12/31/2011	0	0	0	0	0	0	0	0
	10/31/2011	0	0	0	0	0	0	0	0

(1) Mr. Schlombs resigned his position on March 19, 2012.

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Compensation of Directors

We have no standard arrangement to compensate directors for their services in their capacity as directors and during the 2012 year no compensation was paid to our sole director. Directors are not paid for meetings attended. However, in March 2013 we elected two independent directors. We granted an option to purchase 250,000 shares of our common stock to each director. The option granted to Mr. Rutkowski has an exercise price of $0.83 per share while the option granted to Mr. Fischer has an exercise price of $0.75 per share. While we do not currently have a standard arrangement to compensate directors, we intend to review and consider future proposals regarding Board compensation. All travel and lodging expenses associated with corporate matters will be reimbursed by us, if and when incurred

Employment Agreements

On May 1, 2013, our Board of Directors approved an amended and restated employment agreement with Art Agolli. The effective date of the agreement is January 1, 2013 and the agreement will terminate on January 1, 2015, unless earlier terminated or extended by its terms. Following the initial term, we and Mr. Agolli may renew the agreement for successive periods of two years.

Mr. Agolli’s annual base salary during the term will be $150,000 and will be subject to annual cost of living increases on January 1st of each year. Mr. Agolli is also entitled to participate in any employee benefit programs adopted by us, and at our expense will be provided with medical and dental benefits. Within 30 days following each one-year anniversary of the effective date of the agreement, Mr. Agolli may receive an option to purchase shares of our common stock in an amount to be determined by our board of directors and its committee responsible for compensation matters as constituted. The agreement may be terminated for cause by us, or without cause in the case of death, disability (with 30 days’ prior notice), or election by either party (with 30 days’ prior notice). If Mr. Agolli’s employment is terminated without cause, Mr. Agolli will receive accrued but unpaid salary plus the value of accrued but unused vacation, accrued but unpaid bonuses, and applicable reimbursement of business expenses, except that in the event of a termination without cause by us, he shall also receive the foregoing plus a severance equal to the greater of (i) the salary that would be due if employment had not been terminated and (ii) 24 months of annual base salary in addition to twelve months of employee benefits coverage. If Mr. Agolli’s employment is terminated as a result of a change of control, he will be entitled to receive his accrued but unpaid salary and the value of accrued but unused vacation pay through the effective date of the termination, his accrued but unpaid annual bonus, if any, business expenses incurred prior to the effective date of termination and an amount equal to the annual salary due to him for the balance of the term, in a lump sum and without discount to present value, but in no event shall such payment total less than 24 months of salary.

Long-Term Incentive Plan Awards

We do not presently have any long-term incentive plans that provide compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to our financial performance, stock price or any other measure.

Options/SAR Grants

During the 2012 year, no individual grants of stock options, whether or not in tandem with stock appreciation rights (“SARs”) and freestanding SARs were made to our executive officers, directors or employees.

Potential Payments upon Termination or Change-in-Control

Securities and Exchange Commission regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. As described above, if we terminate Mr. Agolli’s employment without cause, we would be required to pay him severance equal to the greater of (i) the salary that would be due if employment had not been terminated and (ii) 24 months of annual base salary, in addition to twelve months of employee benefits coverage. If we terminate Mr. Agolli’s employment as a result of a change of control, he will receive an amount equal to the annual salary due to him for the balance of the term, in a lump sum and without discount to present value, but in no event shall such payment total less than 24 months of salary.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following describes all transactions since January 1, 2010 and all proposed transactions in which we are, or we will be, a participant and the amount involved exceeds $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

Our corporate office was initially located at Suite 204, 205 – 9th Avenue SE, Calgary, Alberta, Canada, T2G 0R3 until August 2012, when our corporate office was moved to Suite 300, 714 1st Street SE, Calgary, Alberta, Canada T2G 2G8. Art Agolli, our sole executive officer and a director, provided these offices free of charge, although he was under no obligation to do so. Mr. Agolli stopped providing a corporate office to us in July 2013.

The office in which Petrosonic Albania sh.a is headquartered is provided to it by Albnafta free of charge, although Albnafta is not required to do so. Albnafta is wholly-owned by Art Agolli, our Chief Executive Officer, Principal Financial Officer and a director.

During 2010, Albnafta and Sonoro contributed $207,472 to Petrosonic Albania, sh.a for the purchase of machinery. During 2011, Albnafta and Sonoro contributed $327,578 to Petrosonic Albania, sh.a primarily for construction of a building in Albania.

On April 17, 2012 we entered into an assignment agreement with Mr. Agolli pursuant to which he agreed to convey to us all of his right title and interest in a letter of intent with Sonoro Energy Ltd., the holder of all of the legal and equitable rights and entitlements to a sonic reactor and technology that Sonoro developed for the treatment and upgrading of heavy oil by sonicated solvent de-asphalting, in exchange for 20,000,003 (post-split) shares of our common stock having a value of $160,000. The determination of the value of the letter of intent was made after consultation with venture capital groups familiar with the industry. The consideration for the assignment was negotiated by Mr. Agolli and Mr. Gerhard Schlombs, our former Chief Executive Officer, who is unrelated to Mr. Agolli and Sonoro. Sonoro agreed to enter into the letter of intent because of Mr. Agolli’s extensive experience in developing heavy oil projects, the belief that he will be able to succeed in moving the technology beyond the development stage and for the consideration set forth in the letter of intent. Thereafter, on July 27, 2012, we entered into an Asset Purchase and Sale Agreement with Sonoro in order to acquire a 60% ownership interest in Petrosonic Albania, sh.a. In exchange for the acquisition, we paid to Sonoro the following consideration: (i) CDN$250,000, which was paid in June 2012, (ii) a convertible debenture in the principal amount of CDN$250,000, which was issued in July 2012 and (iii) a 10% royalty interest in our realized net revenues for a period of 10 years from the time we commence commercial operations, which is defined as the date upon which we process an average of 50 barrels of feed stock per day over a period of 30 consecutive days utilizing the technology acquired.

On June 6, 2012, we issued to Mr. Agolli a secured convertible debenture in the amount of CDN$200,000. The debenture accrues interest at the rate of 10% per year and is due to be paid on June 6, 2013. Mr. Agolli may convert the principal amount of the debenture before the maturity date at the price paid for shares of our common stock by investors who participate in a “Qualified Financing”, as defined in the debenture. The private offering we completed on January 16, 2013 meets the definition of a Qualified Financing, therefore Mr. Agolli may convert the debenture to shares of our common stock at the rate of $0.25 per share, for a total of 800,000 shares. The debenture is secured by our personal property and the personal property of our subsidiary. On June 5, 2013 we extended the maturity date of the debenture to June 6, 2014.

On September 15, 2012 we entered into a Memorandum of Understanding with Quadrise Canada Corporation, a private emulsion technology company for the upstream and downstream oil industry that has an exclusive license in a heavy crude and asphaltene emulsification patented technology. According to the agreement, Quadrise delivered to our plant in Albania a manufacturing unit capable of delivering 120 bbl/hour of feedstock. Our director, Alfred Fischer, is a co-founder and an executive officer of Quadrise.

On March 18, 2013, in conjunction with being elected to our board of directors, we granted an option to purchase 250,000 shares of our common stock to Richard Rutkowski. The exercise price is $0.83 per share. The option term is five years. There has not yet been a determination made regarding whether or not the right to purchase the common stock will vest in increments.

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On March 27, 2013, in conjunction with being elected to our board of directors, we granted an option to purchase 250,000 shares of our common stock to Alfred Fischer. The exercise price is $0.75 per share. The option term is five years. There has not yet been a determination made regarding whether or not the right to purchase the common stock will vest in increments.

Mr. Schlombs, our former President, Principal Executive Officer, Principal Financial Officer and director, provided office space to us free of charge.

At October 31, 2011, Mr. Schlombs had advanced a total of $42,000 to us towards working capital, which amount has subsequently been repaid.

Director Independence

Review, Approval or Ratification of Transactions with Related Persons

We currently have no policies or procedures in place regarding the review and approval of related party transactions. Until March 2013 we had only one director, therefore independent review of related party transactions could not be made by our board of directors. We have increased our board by an additional two members, both of whom are independent directors, as defined by the Rules of The NASDAQ Stock Market. We believe that the addition of these two directors will permit appropriate scrutiny of related party transactions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

We have only one class of stock outstanding, our common stock. The following table sets forth certain information as of November 21 , 2013, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent or more of the outstanding shares of our common stock. As of November 21 , 2013, there were 79,821,101 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of	Shares Beneficially		Percentage Beneficially
Beneficial Owner (1)(2)	Owned		Owned

Directors and Executive Officers

Art Agolli
Chief Executive Officer, Principal Financial Officer and Director	20,855,911	(5)	26.13%

Richard Rutkowski, Director	0	(3)	0%

Alfred Fischer, Director	0	(3)	0%

All Officers and Directors as a Group (3 persons)	20,855,911		26.13%

Principal Stockholders

Gerhard Schlombs (Former officer and former director) 92 Wishing Well Drive Toronto, ON M1T 1J9	14,625,000		18.32%

SGP Group Inc. (4) 2nd Terrace W. CentrevilleP.O. Box 10567 Nassau, Bahamas	4,276,284	(6)	5.36%

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(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	The address for each of our officers and directors is Suite 300, 714 1st Street, SE, Calgary, Alberta, Canada T2G 2G8

(3)	Mr. Rutkowski and Mr. Fischer were each granted an option to purchase 250,000 shares of our common stock. The exercise price of Mr. Rutkowski’s option is $0.83 and the exercise price of Mr. Fischer’s option is $0.75. The exercise prices represent the closing price of our common stock on the date that each board member was elected. There has been no final determination regarding the vesting of the right to purchase the common stock, therefore we have not reported the option shares as being owned by either individual.

(4)	Josephine Agotilla has dispositive and voting control for SGP Group Inc.

(5)	Includes 855,908 shares of common stock that Mr. Agolli could acquire upon conversion of a promissory note in the principal amount of CDN$200,000.

(6)	This information has been taken from a public filing and has not been independently verified.

Change of Control

To our knowledge, there are no present arrangements or pledges of securities of our Company that may result in a change in control.

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SELLING STOCKHOLDERS

We are registering shares of common stock owned by the selling stockholders. The common stock was acquired in a private placement which closed on January 16, 2013. The private placement was conducted under Regulation D of the Securities Act with a limited number of accredited investors. A more complete description of this offering is included at the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” at page 19.

No selling stockholder has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates other than as a result of the ownership of our securities.

The following table also provides certain information with respect to the selling stockholders’ ownership of our securities as of November 21 , 2013, the total number of securities they may sell under this prospectus from time to time, and the number of securities they will own thereafter assuming no other acquisitions or dispositions of our securities. For the table below, ownership of the common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes any shares of common stock over which a selling stockholder exercises sole or shared voting or investment powers, or of which a selling stockholder has a right to acquire ownership at any time within 60 days of November 21 , 2013. The selling stockholders can offer all, some or none of their securities, thus we have no way of determining the number they will hold after this offering. Therefore, we have prepared the table below on the assumption that the selling stockholders will sell all shares covered by this prospectus.

Some of the selling stockholders may distribute their shares, from time to time, to their limited and/or general partners or managers, who may sell shares pursuant to this prospectus. Each selling stockholder may also transfer shares owned by him or her by gift, and upon any such transfer the donee would have the same right of sale as the selling stockholder.

We may amend or supplement this prospectus from time to time to update the disclosure set forth herein, however, if a selling stockholder transfers his or her interest in the common stock prior to the effective date of the registration statement of which this prospectus is a part, we will be required to file a post-effective amendment to the registration statement to provide the information concerning the transferee. Alternatively, if a selling stockholder transfers his or her interest in the common stock after the effective date of the registration statement of which this prospectus is a part, we may use a supplement to update this prospectus. None of the selling stockholders are or were affiliated with registered broker-dealers with the exception of Mark Moskowitz, Thomas Bridges, John J. Weber, Aaron M. Gurewitz and Theodore D. Roth. These individuals have indicated that they bought the shares in the ordinary course of business, and at the time of the purchase of shares, they had no agreements or understandings, directly or indirectly, with any person to distribute our shares. See our discussion titled “Plan of Distribution” for further information regarding the selling stockholders’ method of distribution of these shares.

Selling Stockholder	Shares held before the Offering	Shares being Offered	Shares held after the Offering	Percentage Owned after the Offering (1)

Curtis Lynn Debord and Mary Joseph Debord	400,000	400,000	0	—
Sub L.P. (2)	2,000,000	2,000,000	0	—
CI USVI, LLC (3)	2,000,000	2,000,000	0	—
Edward Kowlowitz	1,200,000	1,200,000	0	—
Robert and Susan Tepperman	40,000	40,000	0	-
Centermark Holdings, LLC (4)	200,000	200,000	0	—
Thomas S. Bridges	300,000	300,000	0	—
David G. Gross	300,000	300,000	0	—
Charles T. Osearo	100,000	100,000	0	—
David R. Garfin	160,000	160,000	0	—
Steve Arnold	200,000	200,000	0	—
Michael and Sonja Ogrizovich	100,000	100,000	0
Joseph and Marla Schwartz	100,000	100,000	0	—

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Thomas Levin and Heather Levin	100,000	100,000	0		—
Fred Halpern and Joshua Halpern	200,000	200,000	0		—
E. V. Kazazian Trust U/A 12/3/2004 (5)	100,000	100,000	0		—
Bix Family Investments, LLC (6)	80,000	80,000	0		—
PENSCO Trust Company Custodian FBO David Klunder (7)	60,000	60,000	0		—
Mark Whitmore	300,000	300,000	0		—
Robert S. Dumper & Janet Dumper Co-TTEE The Dumper Family Trust U/A 5/17/2012 (8)	100,000	100,000	0		—
Graham C. W. Astor	200,000	200,000	0		—
Michael P. & Connie G. Marinko	100,000	100,000	0		—
Joe Reid (10)	80,000	80,000	0		—
Michael J. Gluck	20,000	20,000	0		—
William B. Kuhn	40,000	40,000	0		—
Kevin Hurley (10)	60,000	60,000	0		—
Philip M. Sorensen	60,000	60,000	0		—
Jonathan Spanier	800,000	800,000	0		—
Peter G. Geddes	400,000	400,000	0		—
Michael Stone	800,000	800,000	0		—
John J. Weber	100,000	100,000	0		—
Aaron M. Gurewitz	100,000	100,000	0		—
DiNapoli Family Trust U/A 2/5/2010 (9)	50,000	50,000	0		—
Gordon Roth	100,000	100,000	0
Theodore D. Roth	40,000	40,000	0		—
Mark Moskowitz	670,000	600,000	70,000	*
Molly Richardson	210,000	210,000	0		—
Michael Cavalier	200,000	200,000	0		—
Benjamin L. Padnos	150,000	150,000	0		—
Anthony DiGiandomenico	40,000	40,000	0		—
Frank Seifert	50,000	20,000	30,000	*
TOTAL		12,210,000

* Indicates less than 1%.

(1)	Based on 79,821,101 shares outstanding on November 21 , 2013.
(2)	The person holding voting and investment power over these shares is Scott Greenberg.
(3)	The person holding voting and investment power over these shares is R.D. Sckalor.
(4)	The person holding voting and investment power over these shares is Michael C. Azar.
(5)	The persons holding voting and investment power over these shares are Edward V. Kazazian and Linda R. Kazazian.
(6)	The person holding voting and investment power over these shares is Carl H. Schultz.
(7)	The person holding voting and investment power over these shares is David Klunder.
(8)	The persons holding voting and investment power over these shares are Robert S. Dumper and Janet Dumper.
(9)	The persons holding voting and investment power over these shares are Philip DiNapoli and Jennifer DiNapoli.
(10)	This information is based on the records we maintained relating to the private placement which closed on January 16, 2013. We have not received confirmation of the information from the stockholders.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. Sales of shares may be made by selling stockholders, including their respective donees, transferees, pledgees or other successors-in-interest directly to purchasers or to or through underwriters, broker-dealers or through agents. Sales may be made from time to time on the OTCQB or any exchange upon which our shares may trade in the future, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to market prices, or at negotiated or fixed prices. The shares may be sold by one or more of, or a combination of, the following:

●	a block trade in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction (including crosses in which the same broker acts as agent for both sides of the transaction);

●	purchases by a broker-dealer as principal and resale by such broker-dealer, including resales for its account, pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchases;

●	through options, swaps or derivatives;

●	in privately negotiated transactions;

●	in making short sales or in transactions to cover short sales; and

●	put or call option transactions relating to the shares.

The selling stockholders may effect these transactions by selling shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities.

The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with those transactions, the broker-dealers or other financial institutions may engage in short sales of the shares or of securities convertible into or exchangeable for the shares in the course of hedging positions they assume with the selling stockholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery of shares offered by this prospectus to those broker-dealers or other financial institutions. The broker-dealer or other financial institution may then resell the shares pursuant to this prospectus (as amended or supplemented, if required by applicable law, to reflect those transactions).

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

The selling stockholders and any broker-dealers that act in connection with the sale of shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by broker-dealers or any profit on the resale of the shares sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify each of the selling stockholders and each selling stockholder has agreed, severally and not jointly, to indemnify us against some liabilities in connection with the offering of the shares, including liabilities arising under the Securities Act.

50

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Securities Exchange Act of 1934 may apply to their sales in the market.

Upon being notified by a selling stockholder that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required pursuant to Rule 424(b) under the Securities Act, disclosing:

●	the name of each such selling stockholder and of the participating broker-dealer(s);

●	the number of shares involved;

●	the initial price at which the shares were sold;

●	the commissions paid or discounts or concessions allowed to the broker-dealer(s), where applicable;

●	that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

●	other facts material to the transactions.

In addition, if required under applicable law or the rules or regulations of the Commission, we will file a supplement to this prospectus when a selling stockholder notifies us that a donee or pledgee intends to sell more than 500 shares of common stock.

We are paying all expenses and fees in connection with the registration of the shares. The selling stockholders will bear all brokerage or underwriting discounts or commissions paid to broker-dealers in connection with the sale of the shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are registering shares of our common stock. We are presently authorized under our Articles of Incorporation to issue 843,750,000 shares of common stock $0.001 par value per share. The following description of our common stock is only a summary and is subject to and qualified by our Articles of Incorporation, as amended, copies of which will be provided by us upon request, and by the provisions of applicable corporate laws of the State of Nevada.

Holders of our common stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors, are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs, do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

51

Provisions in Our Certificate of Incorporation or Bylaws That May Delay, Defer or Prevent a Change of Control

Our Articles of Incorporation do not include any provision that may delay, defer or prevent a change of control. Article I, Section 2 of our bylaws states, “Special meetings of the stockholders may be called by the Board of Directors or such person or persons authorized by the board of directors.” Article II, Section 4 of our bylaws states, “One or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the stockholders entitled to vote thereon, at a special meeting of the stockholders called for that purpose.” If the board of directors does not authorize stockholders to call a special meeting, our stockholders will not be able to remove the directors. Furthermore, while Article X, Section 1 permits stockholders to alter or repeal the bylaws or to adopt new bylaws, such action may be taken only at an annual or special meeting. If stockholders are not permitted to call a special meeting, their ability to alter or repeal any bylaw or to adopt new bylaws may not be timely if such an action is required to be done quickly.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

Indemnification of Directors and Executive Officers and Limitation of Liability

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

52

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by a corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation

Article Twelfth of our Articles of Incorporation states that no director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of Article Twelfth by our stockholders shall be prospective only, and shall not adversely affect any limitations on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Our Bylaws

We must indemnify a director or former director and we may indemnify a director or former director of a corporation of which we are or were a stockholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, in a criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director, including an action brought by us. Each of our directors, on being elected or appointed, is deemed to have contracted with us on the terms of the foregoing indemnity.

53

We may indemnify an officer, employee or agent of ours or of a corporation of which we are or were a stockholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them resulting from his or her acting as an officer, employee or agent.

We must indemnify our Secretary or an Assistant Secretary and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them arising out of the functions assigned to the Secretary by the Corporation Act or the Articles of Incorporation and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with us on the terms of the foregoing indemnity.

We may purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent or as a director, officer, employee or agent of a corporation of which we are or were a stockholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc. The transfer agent’s address is 2632 Coachlight Court, Plano, Texas 75093 and its phone number is (972) 612-4120.

INTERESTS OF NAMED EXPERTS AND COUNSEL

We did not hire any expert or counsel on a contingent basis who will receive a direct or indirect interest in the Company or who was a promoter, underwriter, voting trustee, director, officer, or employee of the Company. Richardson & Patel LLP, our legal counsel, has given an opinion regarding certain legal matters in connection with this offering of our securities. Richardson & Patel LLP has agreed to accept shares of our common stock in exchange for the services that have been and will be rendered to us in connection with the filings we are required to make pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. As of the date of this prospectus, Richardson & Patel LLP and its principals or persons related to them collectively own 450,000 shares of our common stock.

EXPERTS

The financial statements included in this prospectus have been audited by MaloneBailey, LLP, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and are included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our common stock, you should refer to the registration statement and its exhibits. Statements contained in this prospectus concerning any of our contracts, agreements or other documents are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You can read our filings, including the registration statement of which this prospectus is a part, over the internet at the Security and Exchange Commission’s website at www.sec.gov. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facility at 100 F Street, N.E., Washington, D.C., 20549, on official business days during the hours of 10 a.m. to 3 p.m. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C., 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference facility.

54

INDEX TO FINANCIAL STATEMENTS AND SCHEDULES

PETROSONIC ENERGY, INC.

(a Development Stage Company)

Audited Financial Statements

Unaudited Financial Statements

Consolidated Balance Sheets as of September 30, 2013 and December 31, 2012 (Unaudited)	F-13
Consolidated Statements of Operations and Comprehensive Income (Loss) for the three months and nine months ended September 30, 2013 and 2012 and from Inception (May 24, 2010) to September 30, 2013 (Unaudited)	F-14
Consolidated Statement of Stockholders’ Equity for the nine months ended September 30, 2013 (Unaudited)	F-15
Consolidated Statements of Cash Flows for the nine months ended September 30, 2013 and 2012 and from Inception (May 24, 2010) to September 30, 2013 (Unaudited)	F-16
Notes to Unaudited Consolidated Financial Statements	F-17

55

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Petrosonic Energy, Inc. and Subsidiary

(a Development Stage Company)

Calgary, Canada

We have audited the accompanying consolidated balance sheet of Petrosonic Energy, Inc. and Subsidiary (collectively, “the Company” or “Successor”) as of December 31, 2012 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the period from August 1, 2012 through December 31, 2012. We have also audited the accompanying consolidated balance sheet of Petrosonic Albania, SHA. (“Predecessor”) as of December 31, 2011 and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity (deficit), and cash flows for the period from January 1, 2012 through July 31, 2012, for the year ended December 31, 2011 and for the period from May 24, 2010 (inception) through July 31, 2012. These financial statements are the responsibility of the Company’s and Predecessor’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company and Predecessor are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s or Predecessor’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the Successor financial statements referred to above present fairly, in all material respects, the financial position of Petrosonic Energy, Inc. and Subsidiary as of December 31, 2012 and the results of their operations and their cash flows for the period from August 1, 2012 through December 31, 2012, in conformity with accounting principles generally accepted in the United States of America. Further, in our opinion, the Predecessor financial statements referred to above present fairly, in all material respects, the financial position of Petrosonic Albania, SHA. as of December 31, 2011 and the results of its operations and its cash flows for the period from January 1, 2012 through July 31, 2012, for the year ended December 31, 2011 and for the period from May 24, 2010 (inception) through July 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered recurring losses since inception, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 1 to the consolidated financial statements, the accompanying financial statements of the Predecessor have been restated to correct for the presentation and accounting for common shares issued to founders.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
May 2, 2013, except for the Correction of Prior Year Information disclosed in Note 1, as to which the date is September 24, 2013

F-1

PETROSONIC ENERGY, INC.

(a Development Stage Company)

CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	Successor	Predecessor
		(Restated)
ASSETS
Current assets:
Cash	$1,200,676	$1,655
Receivables	106,666	86,136
Prepaid expenses	7,929	-
Total current assets	1,315,271	87,791

Property and equipment, net of accumulated depreciation of $12,194 and $-0-, respectively	735,220	617,924
TOTAL ASSETS	$2,050,491	$705,715

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,099	$204,176
Accounts payable to related parties	6,782	-
Accrued liabilities	112,909	-
Short-term debt, net of unamortized discounts of $239,847	175,153	-
Short-term debt to related parties	200,000	-
Total current liabilities	515,943	204,176

Stockholders’ equity:
Common stock, 843,750,000 and 100,000 shares authorized, $0.001 and $25.64 par value, 70,299,003 and 100,000 shares issued and outstanding as of December 31, 2012 and 2011, respectively	70,299	2,564,000
Additional paid-in capital	1,734,170	(2,028,950)
Deficit accumulated during the development stage	(596,731)	(35,118)
Accumulated other comprehensive income	28,312	1,607
Total Petrosonic Energy, Inc. stockholders’ equity	1,236,050	501,539
Non-controlling interest	298,498	-
Total stockholders’ equity	1,534,548	501,539
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,050,491	$705,715

The accompanying notes are an integral part of these consolidated financial statements.

F-2

PETROSONIC ENERGY, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

				May 24, 2010
	August 1, 2012	January 1, 2012		(Inception)
	Through	Through	Year Ended	Through
	December 31, 2012	July 31, 2012	December 31, 2011	July 31, 2012
	Successor	Predecessor	Predecessor	Predecessor

Operating Expenses:
General and administrative expenses	$235,872	$3,481	$15,322	$38,599
Depreciation	7,113	5,081	-	5,081
Total operating expenses	242,985	8,562	15,322	43,680

Loss from operations	(242,985)	(8,562)	(15,322)	(43,680)

Other Income (Expenses):
Interest income	14	18	-	18
Interest expense	(37,582)	-	-	-
Bargain purchase gain	7,741	-	-	-
Total other income (expenses)	(29,827)	18	-	18

Net loss	(272,812)	(8,544)	(15,322)	(43,662)

Losses attributable to non-controlling interest	9,898	-	-	-

Net loss attributable to Petrosonic Energy, Inc.	$(262,914)	$(8,544)	$(15,322)	$(43,662)

Basic and diluted net loss per common share	$(0.00)	$(0.00)	$(0.01)

Basic and diluted weighted average common shares outstanding	65,692,292	2,564,000	2,564,000

Other Comprehensive Income:
Net loss	$(272,812)	$(8,544)	$(15,322)	$(43,662)
Foreign currency translation adjustment	28,312	108,666	1,538	110,273
Comprehensive income (loss)	(244,500)	100,122	(13,784)	66,611
Comprehensive income (loss) attributable to non-controlling interest	9,898	-	-	-
Comprehensive income (loss) attributable to Petrosonic Energy, Inc.	$(234,602)	$100,122	$(13,784)	$66,611

The accompanying notes are an integral part of these consolidated financial statements.

F-3

PETROSONIC ENERGY, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

May 24, 2010 (Inception) Through December 31, 2012

	Petrosonic Energy, Inc.
						Total
				Accumulated		Petrosonic		Total
			Additional	Other		Energy, Inc.’s		Stockholders’
	Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’	Noncontrolling	Equity
	Shares	Amount	Capital	Income	Deficit	Equity	Interest	(Deficit)

Predecessor – Petrosonic Albania, SHA.
Balances at May 24, 2010	-	$-	$-	$-	$-	$-	$-	$-
Founder shares	40,000	1,025,600	(1,025,600)	-	-	-	-	-
Common stock issued to founder for license	60,000	1,538,400	(1,538,400)	-	-	-	-	-
Contributed capital	-	-	207,472	-	-	207,472	-	207,472
Foreign currency translation	-	-	-	69	-	69	-	69
Net loss	-	-	-	-	(19,796)	(19,796)	-	(19,796)
Balances at December 31, 2010 (Restated)	100,000	2,564,000	(2,356,528)	69	(19,796)	187,745	-	187,745
Contributed capital	-	-	327,578	-	-	327,578	-	327,578
Foreign currency translation	-	-	-	1,538	-	1,538	-	1,538
Net loss	-	-	-	-	(15,322)	(15,322)	-	(15,322)
Balances at December 31, 2011 (Restated)	100,000	2,564,000	(2,028,950)	1,607	(35,118)	501,539	-	501,539
Contributed capital	-	-	169,328	-	-	169,328	-	169,328
Foreign currency translation	-	-	-	108,666	-	108,666	-	108,666
Net loss	-	-	-	-	(8,544)	(8,544)	-	(8,544)
Balances at July 31, 2012 (Restated)	100,000	$2,564,000	$(1,859,622)	$110,273	$(43,662)	$770,989	$-	$770,989

Successor – consolidated
Balances at August 1, 2012	64,649,003	$64,649	$136,364	$-	$(333,817)	$(132,804)	$-	$(132,804)
Common stock and warrants sold for cash, net	5,650,000	5,650	1,383,850	-	-	1,389,500	-	1,389,500
Beneficial conversion feature	-	-	213,956	-	-	213,956	-	213,956
Foreign currency translation	-	-	-	28,312	-	28,312	-	28,312
Noncontrolling interest	-	-	-	-	-	-	308,396	308,396
Net loss	-	-	-	-	(262,914)	(262,914)	(9,898)	(272,812)
Balances at December 31, 2012	70,299,003	$70,299	$1,734,170	$28,312	$(596,731)	$1,236,050	$298,498	$1,534,548

The accompanying notes are an integral part of these consolidated financial statements.

F-4

PETROSONIC ENERGY, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF CASH FLOWS

				May 24, 2010
	August 1, 2012	January 1, 2012		(Inception)
	Through	Through	Year Ended	Through
	December 31, 2012	July 31, 2012	December 31, 2011	July 31, 2012
	Successor	Predecessor	Predecessor	Predecessor
Cash flows from operating activities:
Net loss	$(272,812)	$(8,544)	$(15,322)	$(43,662)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation	7,113	5,081	-	5,081
Amortization of debt discounts	19,608	-	-	-
Bargain purchase gain	(7,741)	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	(64,656)	44,126	(82,411)	(42,010)
Prepaid expenses	(7,929)	-	-	-
Accounts payable to related parties	6,782	-	-	-
Accounts payable and accrued expenses	104,126	(199,234)	204,176	4,942
Net cash used in operating activities	(215,509)	(158,571)	106,443	(75,649)

Cash flows from investing activities:
Net cash acquired in acquisition	11,448	-	-	-
Cash paid for purchase of property and equipment	-	(108,422)	(438,833)	(731,129)
Net cash provided by (used in) investing activities	11,448	(108,422)	(438,833)	(731,129)

Cash flows from financing activities:
Net proceeds from issuance of common stock	1,389,500	-	-	-
Capital contributions	-	169,328	327,578	704,378
Net cash provided by financing activities	1,389,500	169,328	327,578	704,378

Effects of foreign exchange on cash	8,101	107,458	6,321	113,848

Net increase in cash	1,193,540	9,793	1,509	11,448
Cash, beginning or period	7,136	1,655	146	-
Cash, end of period	$1,200,676	$11,448	$1,655	$11,448

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-	$-	$-
Cash paid for income taxes	-	-	-	-
Non cash investing and financing activities:
Deposit used for acquisition	$250,000	$-	$-	$-
Convertible note issued for acquisition, net of Discount	204,852	-	-	-
Beneficial conversion feature	213,956	-	-	-

The accompanying notes are an integral part of these consolidated financial statements.

F-5

Petrosonic Energy, Inc.

(A Development Stage Company)

Notes to Consolidated Financial Statements

NOTE 1 - Nature of Business and Significant Accounting Policies

Nature of Business

Petrosonic Energy, Inc. (“we”, “our” or the “Company”) was incorporated in the state of Nevada on June 11, 2008. The Company is a Development Stage Company, as defined by ASC 915 “Development Stage Entities.”

On May 16, 2012 the Company changed its name to Petrosonic Energy, Inc. to better reflect the Company’s new business direction in anticipation of the purchase of certain rights in technology and assets through the acquisition of a 60% ownership interest in Petrosonic Albania, SHA. from Sonoro Energy Ltd. On July 27, 2012. Concurrent with the name change the Company effected a forward stock split on the basis of 11.25:1, whereby each shareholder would hold 11.25 common shares for every one share previously held. The Company’s share transactions disclosed in the financial statements have been restated retroactively to reflect the forward stock split for all periods presented. From and after the consummation of our purchase of July 27, 2012 (see Note 3), our primary operations consist of developing the business of the processing of heavy oil.

The financial statements included herein for the period from May 24, 2010 through July 31, 2012 are the financial statements of Petrosonic Albania, SHA. (“Predecessor”). The consolidated financial statements included herein for the period from August 1, 2012 through December 31, 2012 are the consolidated financial statements of Petrosonic Energy, Inc. and its 60% owned subsidiary, Petrosonic Albania, SHA. (collectively “Successor”).

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the Company and its 60% owned subsidiary, Petrosonic Albania, SHA. All significant intercompany accounts and transactions have been eliminated in consolidation.

Correction of Prior Year Information

During the audit of the Company’s consolidated financial statements for the year ended December 31, 2012, the Company identified an error in the accounting and presentation of the 40,000 common shares issued to the founders of the Predecessor entity, Petrosonic Albania, SHA, at inception. The 40,000 should have been shown as issued and outstanding at inception. In the previously presented financial statements of the Predecessor for the year ended December 31, 2011, 17 and 178 of these founder’s shares were presented as issued and outstanding during the years ended December 31, 2010 and 2011, respectively. This resulted in an adjustment to the previously reported amounts in the financial statements of the Predecessor for the year ended December 31, 2011. In accordance with the SEC’s Staff Accounting Bulletin Nos. 99 and 108 (SAB 99 and SAB 108), the Company evaluated this error and, based on an analysis of quantitative and qualitative factors, determined that the error was immaterial to the prior reporting period affected. However, if the adjustments to correct the cumulative effect of the above error had been recorded in the year ended December 31, 2012, the Company believes the impact would have been significant and would impact comparisons to prior periods. Therefore, as permitted by SAB 108, the Company corrected, in the current filing, previously reported results for of the Predecessor for the year ended December 31, 2011.

The following table presents the effect of the correction of prior year information and the impact on the Predecessor’s balance sheet for the year ended December 31, 2011:

	As of December 31, 2011
	As Previously
	Reported	Adjustments	As Restated

Stockholders’ equity:
Common stock - number of shares issued and outstanding	60,195	39,805	100,000

Common stock	$1,543,406	$1,020,594	$2,564,000
Additional paid-in capital	$(1,008,356)	$(1,020,594)	$(2,028,950)

The correction of the prior year information did not have any impact on the Predecessor’s statements of operations or cash flows for the year ended December 31, 2011.

F-6

Foreign Currency Translation

Assets and liabilities of foreign operations are translated from Albanian Leks into United States dollar equivalents using the exchange rates in effect at the balance sheet date. Revenues and expenses are translated using the average exchange rates during each period. Adjustments resulting from the process of translating foreign functional currency financial statements into U.S. dollars are included in accumulated other comprehensive income in common shareholders’ equity. Foreign currency transaction gains and losses are included in current earnings.

Use of Estimate

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. Management does not believe the Company is exposed to significant credit risk. Management, as well, does not believe the Company is exposed to significant interest rate and foreign currency fluctuation risks during the period presented in these financial statements.

Accounts Receivable

Accounts receivables as of December 31, 2012 and 2011 consisted of a value-added tax receivable from the tax authorities of Albania of $46,666 and $86,136, respectively. The Company files for and receives a refund of this amount annually. Accounts receivables as of December 31, 2012 also includes a $60,000 payment made under a service contract that was subsequently cancelled. The $60,000 was returned to the Company after December 31, 2012.

Property and Equipment

Property and equipment are carried at the cost of acquisition or construction and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance are expenses as incurred. Costs associated with improvements that extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which are generally 3 to 5 years for machinery and equipment and 10 years for buildings. The Company has not recognized depreciation on machinery and equipment since the Company’s production line is under construction and is not ready to be placed in service. Depreciation of the Company’s buildings began in 2012 as their construction was completed during 2012.

F-7

Impairment of Long-Lived Assets

The carrying value of property and equipment is reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the estimated future cash flows (undiscounted) expected to result from the use and eventual disposition of the asset group is less than the carrying amount of the asset group, an impairment loss is recognized which is measured based on the fair value of the asset. Construction in process is impaired when projects are abandoned or terminated. Long-lived assets were not impaired as of December 31, 2012 or 2011.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduced deferred tax assets to the amount that is believed more likely than not to be realized.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees in accordance with ASC 718. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common share issuances. There was no stock-based compensation during 2012 or 2011.

Loss Per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Recent Accounting Pronouncements

Company management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The company has generated recurring losses since inceptions, has an accumulated deficit at December 31, 2012 and does not have sufficient working capital for its planned activities. These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

F-8

Continuation of the Company as a going concern is dependent upon obtaining additional working capital. The management of the Company has developed a strategy, which it believes will accomplish this objective through short-term loans from related parties and additional equity investments, which will enable the Company to continue operations for the coming year. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations.

NOTE 3 - Acquisition

On July 27, 2012, the Company acquired 60,000 shares in Petrosonic Albania SHA., representing a 60% ownership interest in that company from Sonoro Energy Ltd. As consideration for the purchase, the Company paid to Sonoro the following: (i) cash in the amount of CAD$250,000, (ii) a convertible debenture in the principal amount of CAD$250,000, and (iii) a 10% royalty interest in our realized net revenues for a period of 10 years from the time we commence commercial operations, which is defined as the date upon which we process an average of 50 barrels of feed stock per day for a period of 30 consecutive days utilizing the technology acquired in this asset purchase. The fair value of the 10% royalty interest was determined to be nominal. The convertible debenture is unsecured, non-interest bearing, has a maturity date of two years from the issue date, is convertible into common stock of the Company at any time following financing by the Company of at least $500,000. The note will be convertible at the sales price of the financing of at least $500,000. The fair value of the convertible note was determined to be $204,852 resulting in an initial discount of $45,148. Effective July 27, 2012, the Company’s primary operations consist of using the assets to develop a business relating to the treatment and upgrading of heavy oil by sonicating solvent de-asphalting and operating the business of Petrosonic Albania SHA. Both parties agreed, for the convenience of month end closing procedures, to account for the acquisition as if it occurred on July 31, 2012. The results of operations and cash flows obtained through the use of July 31, 2012, rather than July 27, 2012, are not considered to be materially different.

The acquisition of Petrosonic Albania, SHA. from Sonoro is accounted for using the purchase method. As a result of the transaction, Petrosonic Albania, SHA. became a majority owned subsidiary of the Company and the assets and liabilities of the acquired entity have been brought forward at their fair value on the date of the acquisition. Immediately before the transaction, Sonoro Energy Ltd.’s ownership interest in Petrosonic Albania, SHA was 60%. Accordingly, in the fair value allocation, a non-controlling interest of $308,396 has been recorded, which amount reprsesents the value of the 40% non-controlling interest on the date of the transaction. The 40% non-controlling interest is held by Albnafta, an Albanian registered company that is held 100% by Art Agolli, the Company’s President and CEO.

The allocation of the purchase price and the estimated fair market values of the assets acquired and liabilities assumed are shown below:

Purchase Price
Cash at closing	$250,000
Convertible note, net of discount	204,852
Total Purchase Price	$454,852

Assets Acquired and Liabilities Assumed:
Cash	$11,448
Accounts receivable	42,010
Property and equipment	722,473
Accounts payable and accruals	(4,942)
Non-controlling interest	(308,396)
462,593
Bargain Purchase Gain	(7,741)
Total Purchase Price	$454,852

F-9

NOTE 4 – Property and Equipment, Net

Property and equipment consisted of the following as of December 31, 2012 and 2011:

	Successor	Predecessor
	December 31, 2012	December 31, 2011
Construction in progress - machinery and equipment	$625,475	$495,985
Construction in progress - buildings	-	121,939
Buildings (10 year useful life)	121,939	-
less: accumulated depreciation	(12,194)	-
Total	$735,220	$617,924

The Company is constructing a production line using its proprietary Sonoprocess technology for the upgrading of heavy oil to higher standards for sale in commercial markets. The total cost of the full production line is currently estimated to be approximately $2,500,000, of which $637,669 has been incurred through December 31, 2012. Management expects that the production line will be complete and ready for use by the end of the third quarter of 2013.

Depreciation of the buildings began in 2012 upon their completion. There was no depreciation expense during 2011 as the assets were still under construction. Depreciation expense was $7,113 and $5,081 for the period from August 1, 2012 through December 31, 2012 and for the period from January 1, 2012 through July 31, 2012, respectively.

NOTE 5 - Related Party Transactions

As of December 31, 2012, the Company had an outstanding payable to its President of $6,782. The payable is unsecured, non-interest bearing and due on demand.

On June 11, 2012, we borrowed $200,000 from our President under a convertible debenture. The convertible debenture is unsecured, matures June 11, 2013 and bears interest at 10%. At any time prior to the Maturity Date, if we complete an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000, our President may elect to convert the debenture in whole or in part into common shares at the same price any shares are sold, or in the case of a convertible debenture, the price of the shares issuable upon conversion.

NOTE 6 - Convertible Notes Payable

Between March and July 2012, the Company borrowed an aggregate of $165,000 under convertible notes. The debentures are unsecured, bear interest at 10% per annum and mature one year from the issuance date. Until the maturity date, the holders may elect to convert the debenture in whole or in part into common shares at the price of any aggregate financing exceeding $500,000 less a discount of 25% per share.

On July 27, 2012, the Company issued a convertible note of $250,000 for the acquisition of Petrosonic Albania, SHA. (see Note 3).

On June 11, 2012, the Company borrowed $200,000 from its President under a convertible note (see Note 5).

The Company evaluated these convertible notes for derivatives and determined that they do not qualify for derivative treatment. The Company then evaluated the notes for beneficial conversion features and determined that some do contain beneficial conversion features. The aggregate intrinsic value of the beneficial conversion features was determined to be $213,956. This amount was recorded as a debt discount on December 11, 2012 (the date the company completed a capital raise in excess of $500,000) that is being amortized over the life of the notes. Total debt discount amortization during the period from August 1, 2012 through December 31, 2012 was $19,608 consisting of amortization of $10,721 on the beneficial conversion feature discounts and amortization of $8,887 on the initial discount recorded against the $250,000 convertible note issued for the acquisition (see Note 3).

F-10

NOTE 7 -Stockholders’ Equity

At inception, Sonoro Energy Ltd. was issued 60,000 common shares of the Predecessor, representing a 60% ownership, in exchange for Sonoro’s heavy oil technology license. The fair value of the shares at inception was determined to be nominal and Company recorded the acquisition cost of the license at $-0-, which reflected Sonoro Energy Ltd.’s basis in the license.

At inception, AlbnaftaShpk was issued 40,000 common shares of the Predecessor, representing a 40% ownership. The shares were valued at $0 as their fair value at inception was determined to be nominal. From inception through July 31, 2012, AlbnaftaShpk contributed an aggregate of $704,378. AlbnaftaShpk is owned 100% by Art Agolli.

During the period from August 1, 2012 through December 31, 2012, the Company sold an aggregate of 5,650,000 common shares for net cash proceeds of $1,389,500. In connection with the sales, the company paid stock issuance costs of $23,000 and issued an aggregate of 363,000 common stock warrants as payment for stock issuance costs. The warrants are exercisable at $0.50 per share, vest immediately and have terms ranging from 1 to 2 years.

There was no warrant activity prior to August 1, 2012. A summary of the Company’s warrant activity between August 1, 2012 and December 31, 2012 is as follows:

Weighted
	Number of	Average
	Warrants	Exercise Price
Outstanding at August 1, 2012	-	$-
Granted	363,000	0.50
Exercised	-	-
Forfeited/expired	-	-
Outstanding at December 31, 2012	363,000	$0.50

The following table summarizes the exercise price, number of warrants, weighted average exercise price and the weighted average remaining life (in years) of all warrants outstanding as of December 31, 2012:

			Weighted Average
Exercise	Number of	Weighted Average	Remaining Life
Price	Warrants	Exercise Price	(years)
$0.50	363,000	$0.50	.76

NOTE 8 - Income Taxes

The Company had an accumulated net operating loss of approximately $597,000 as of December 31, 2012 which begins to expire in 2023. The Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Deferred tax assets consisted of the following as of December 31, 2012 and 2011:

	Successor	Predecessor
	December 31, 2012	December 31, 2011
Net operating losses	$208,856	$3,512
Valuation allowance	(208,856)	(3,512)
Net deferred tax assets	$-	$-

F-11

NOTE 9- Subsequent Events

On January 1, 2013, the Company entered into a one year agreement with a firm that provides strategic investor relations services. In connection with the agreement, the Company agreed to issue 270,000 shares of common stock to the firm. In the event that the agreement is cancelled during its term with required notice, the Company may cancel the remaining shares that would have otherwise been earned by the firm during the remainder of the term. The shares are to be issued in equal monthly installments of 22,500 each beginning in January 1, 2013. On February 26, 2013, the agreement was assigned to another entity affiliated with the original firm.

On January 11, 2013, the Company entered into a one year agreement from December 15, 2012 with a firm that provides legal services. In connections with the agreement, the Company agreed to issue 900,000 shares of common stock to the firm. The shares of common stock are to be issued in quarterly installments beginning in April 2013. Under certain circumstances as described in the agreement, the number of shares may be adjusted based on the type and amount of services provided by the firm.

On January 15, 2013, the Company entered into a one year consulting agreement with an individual for the purpose of providing financial and investor relations services to the Company. In connection with the agreement, the Company agreed to issue 100,000 shares of common stock to the individual. The shares are to be issued in four quarterly installments beginning in April 2013.

During January 2013, the Company sold 7,640,000 shares of common stock in a private placement with certain accredited investors for aggregate net cash proceeds of $1,718,000 and a note receivable for $140,000. The note bears interest at a rate of 5%, is due on March 15, 2013, and is secured by 600,000 shares of Company common stock previously issued to the investor. The Company paid cash commissions of $52,000 and issued an aggregate of 52,000 common stock warrants as payment of commissions. The warrants are exercisable at a price of $0.50 per share and have a term of two years from the issue date.

On March 1, 2013 and March 25, 2013, four convertible debentures together with accrued interest were converted into shares of common stock of the Company pursuant to the right of conversion of each of the convertible debentures. In connection with the conversions, the Company issued an aggregate of 707,405 shares of common stock of the Company.

On March 15, 2013, the Company repaid the convertible debenture due to Sonoro in the amount of CDN$250,000. The repayment was pursuant to the exercise of Sonoro’s right to early repayment following the completion of a financing by the Company meeting certain criteria as described in the convertible debenture.

On March 18, 2013, in conjunction with being elected to our Board of Directors, we granted an option to purchase 250,000 shares of our common stock to Richard Rutkowski. The exercise price is $0.83 per share. The option term and the conditions under which the right to purchase the common stock will vest have not yet been determined.

On March 27, 2013, in conjunction with being elected to our Board of Directors, we granted an option to purchase 250,000 shares of our common stock to Alfred Fischer. The exercise price is $0.75 per share. The option term and the conditions under which the right to purchase the common stock will vest have not yet been determined

On April 19, 2013, the Company entered into a 1 year investment banking services agreement. As compensation, upon execution of the agreement, the Company issued 150,000 common shares and 150,000 warrants exercisable at $0.75 per share with a term of 5 years. The consultant is entitled to a cash commission of 8% of the gross proceeds of any financing transaction the consultant brings to the company plus commissions paid in warrants equal to 10% of the gross proceeds. The warrants will be exercisable at $0.75 per share and have a term of 5 years.

On April 26, 2013, the Company entered into a consulting agreement with a firm that provides finance, accounting and management services, with specific services described in the agreement. The agreement does not have a fixed term but can be terminated by the Company upon 30 day notice. As compensation, upon execution of the agreement, the consultant is to be paid $10,000, including $7,500 of in cash and $2,500 in restricted common stock with the number of shares calculated based on a price of 80% of the average price of the Company’s stock for the prior month, with a $0.01 minimum price. Subsequently, the consultant is to be compensated on a quarterly basis beginning June 1, 2013 with a fee of $7,500 per month. At the Company’s election, the quarterly fee can be paid all in cash or a combination of $5,000 in cash and $2,500 in restricted common stock of the Company. The number of shares to be issued is calculated based on a share price of 80% of the average price of the Company’s common stock for the prior month, with a $0.01 minimum price. In addition, the consultant will be entitled to quarterly bonuses payable in cash or restricted stock at the sole discretion of the Company. For services outside of those described in the agreement, the consultant will charge the Company at the rate of $250 per hour, payable 50% in cash and 50% in restricted common stock, using the same computation of shares as used for the quarterly payments.

On May 1, 2013, the Company entered into an amended and restated employment agreement with Art Agolli, the Company’s Chief Executive Officer. The effective date of the agreement is January 1, 2013 and continues for an initial period of two years. Under the terms of the agreement, Mr. Agolli is to be paid an annual base salary of $150,000, is entitled to an annual cash bonus in an amount to be agreed upon each year by Mr. Agolli and the Board of Directors and is entitled to other employee benefits. Within 30 days following each one-year anniversary of the effective date of the agreement, Mr. Agolli is entitled to receive an option to purchase shares of the Company’s common stock in an amount to be determined by the Board of Directors or its committee responsible for compensation matters as then constituted. The agreement may be terminated for cause by the Company or by election by either party. If Mr. Agolli’s employment is terminated without cause by the Company, Mr. Agolli will be entitled to certain severance payments as described in the agreement.

F-12

PETROSONIC ENERGY, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of	As of
	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$1,140,929	$1,200,676
Receivable	-	106,666
Prepaid Expense	472,432	7,929
Inventory	65,829	-
Other Current Assets	24,243	-
Total current assets	1,703,433	1,315,271

Non-current assets:
Fixed assets - net	892,409	735,220
Land	70,000	-
Total assets	2,665,842	2,050,491

Liabilities and Stockholder’s Equity
Current liabilities:
Accounts payable	$373,988	$21,099
Accounts payable to related parties	-	6,782
Accrued liabilities	110,524	112,909
Convertible debt, net of unamortized discounts of $0 and $239,847	-	175,153
Convertible debt to related parties	200,000	200,000

Total current liabilities	684,512	515,943

Stockholders’ Equity:
Common stock, $0.001 par value, 843,750,000 shares authorized, 79,596,654 and 70,299,003 shares issued and outstanding, respectively	$79,596	$70,299
Additional paid-in capital	4,913,021	1,734,170
Subscription note receivable	(140,000)	-
Deficit accumulated during the development stage	(2,771,406)	(596,731)
Accumulated other comprehensive (loss) income	(390,754)	28,312
Total Petrosonic Energy, Inc. stockholders’ equity	1,690,457	1,236,050
Non-controlling interest	290,873	298,498
Total stockholders’ equity	1,981,330	1,534,548
Total liabilities and stockholders’ deficit	2,665,842	2,050,491

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-13

PETROSONIC ENERGY, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

	Three Months Ended	Nine Months Ended	August 1, 2012 Through	August 1, 2012 Through	July 1, 2012	January 1, 2012	May 24, 2010 (Inception)
	September	September	September	September	Through	Through	Through
	30, 2013	30, 2013	30, 2012	30, 2013	July 31, 2012	July 31, 2012	July 31, 2012
	Successor	Successor	Successor	Successor	Predecessor	Predecessor	Predecessor

Revenues	$-	$-	$-	$-	$-	$-	$-

Cost of sales	-	-	-	-	-	-	-

Gross profit	-	-	-	-	-	-	-

Operating expenses
Selling, General and Administrative	455,671	1,750,638	51,026	1,986,510	483	4,751	38,599
Depreciation and Amortization Expense	3,048	9,144	-	16,257	-	-	5,081

Total operating expenses	458,719	1,759,782	51,026	2,002,767	483	4,751	43,680

(Loss) income from operations	(458,719)	(1,759,782)	(51,026)	(2,002,767)	(483)	(4,751)	(43,680)

Other income (expense)
Interest income	-	-		14	-	-	18
Interest Expense	(5,041)	(394,435)	(12,869)	(432,017)	-	-	-
Bargain purchase gain	-	-	89,553	7,741	-	-	-
Loss on extinguishment of debt	-	(28,083)		(28,083)	-	-	-
Foreign currency translation adjustment	-	-		-	-	-	-
Total other income (expense)	(5,041)	(422,518)	76,684	(452,345)	-	-	18

Net Income(Loss)	(463,760)	(2,182,300)	25,658	(2,455,112)	$(483)	$(4,751)	$(43,662)

Net income (loss) attributable to non-controlling interest	(2,540)	7,625	65,506	17,523

Net loss (Income) attributable to Petrosonic Energy, Inc	$(466,300)	$(2,174,675)	$91,164	$(2,437,589)

Basic and diluted net loss per share	$(0.01)	$(0.03)	$0.00

Basic and diluted weighted average common shares outstanding	79,552,468	78,850,449	64,807,689

Other Comprehensive Income (Loss):

Net income (loss)	$(463,760)	$(2,182,300)	$25,658	$(2,455,112)	$(483)	$(4,751)	$(43,662)

Foreign currency translation adjustment	(215,976)	(419,066)	47,243	(390,754)	(865)	(3,403)	110,273

Comprehensive (loss) income	(679,736)	(2,601,366)	72,901	(2,845,866)	$(1,348)	$(8,154)	$66,611

Comprehensive income (loss) attributable to noncontrolling interest	(2,540)	7,625	65,506	17,523

Comprehensive income(loss) attributable to Petrosonic Energy, Inc.	$(682,276)	$(2,593,741)	138,407	$(2,828,343)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-14

PETROSONIC ENERGY, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(UNAUDITED)

	Common Stock			Subscription			Petro
	Shares	Amount	APIC	Receivable	OCI	Deficit	Total	NCI	Total
Balances, December 31, 2012	70,299,003	$70,299	$1,734,170	$-	$28,312	$(596,731)	$1,236,050	$298,498	$1,534,548
Shares issued for cash, net	7,080,000	7,080	1,710,920	-	-	-	1,718,000	-	1,718,000
Shares issued for subscription receivable	560,000	560	139,440	(140,000)	-	-	-	-	-
Shares issued for conversion of notes	707,405	707	176,145	-	-	-	176,852	-	176,852
Shares issued for services	950,246	950	837,503	-	-	-	838,453	-	838,453
Beneficial conversion feature	-	-	165,000		-	-	165,000	-	165,000
Warrants issued for services	-	-	149,843	-	-	-	149,843	-	149,843
Foreign currency translation	-	-	-	-	(419,066)	-	(419,066)	-	(419,066)
Net loss	-	-	-	-	-	(2,174,675)	(2,174,675)	(7,625)	(2,182,300)

Balances, September 30, 2013	79,596,654	$79,596	$4,913,021	$(140,000)	$(390,754)	$(2,771,406)	$1,690,457	$290,873	$1,981,330

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-15

PETROSONIC ENERGY, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENT OF CASH FLOWS

NINE MONTHS ENDED SEPTEMBER 30, 2013

(UNAUDITED)

	Nine Months Ended	August 1, 2012 Through	August 1, 2012 Through	January 1, 2012 Through	May 24, 2010 (Inception) Through
	September 30, 2013	September 30, 2012	September 30, 2013	July 31, 2012	July 31, 2012
	Successor	Successor	Successor	Predecessor	Predecessor
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	(2,182,300)	25,658	(2,455,112)	(4,751)	(43,662)
Adjustments to reconcile net income (loss ) to net cash used in operating activities:
Depreciation expense	9,144	-	16,257	-	5,081
Amortization of debt discounts	376,764	-	396,372	-	-
Loss on extinguishment of debt	28,083	-	28,083	-	-
Bargain purchase gain- Albania	-	(89,553)	(7,741)	-	-
Shares issued for services	838,454	-	838,454	-	-
Stock Warrant issued for services	149,843	-	149,843
Changes in operating assets and liabilities:		-	-	-	-
Accounts receivable	106,666	-	42,010	-	(42,010)
Inventory	(65,829)	-	(65,829)	-	-
Prepaid expenses	(489,503)	-	(497,432)	-	-
Value added taxes receivables	-	(1,635)	-	42,227	-
Accounts payable and accruals	362,356	41,906	466,482	(194,370)	4,942
Accounts payable to related parties	(6,782)	-	-	-	-
CASH USED IN OPERATING ACTIVITIES	(873,105)	(23,624)	(1,088,614)	(156,894)	(75,649)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired in acquisition of Albania	-	(250,000)	11,448	-	-
Cash received in acquisition	-	11,524	-	-	-
Cash paid for purchase of land	(70,000)	-	(70,000)	-	-
Cash paid for purchase of fixed assets	(154,139)	(53,945)	(154,139)	-	(731,129)
CASH USED IN INVESTING ACTIVITIES	(224,139)	(292,421)	(212,691)	-	(731,129)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of stock, net	1,718,000	170,000	3,107,500	-	-
Borrowings on debt	-	250,000	-
Principal payments debt	(250,000)	-	(250,000)	-	-
Contributed capital	-	(5,104)	-	164,888	704,378
CASH PROVIDED BY FINANCING ACTIVITIES	1,468,000	414,896	2,857,500	164,888	704,378

Effects of foreign exchange on cash		(430,503)	42,491	(422,402)	1,875113,924

NET DECREASE IN CASH		(59,747)	141,342	1,133,793	9,86911,524
CASH AT BEGINNING OF YEAR		1,200,676	7,123	7,136	1,655-
CASH AT YEAR END		$1,140,929	$148,465	$1,140,929	$11,524$11,524

NON-CASH TRANSACTIONS
Beneficial conversion feature		165,000	-	378,956
Common stock issued for note receivable		140,000	-	140,000
Common stock issued for debt and interest		176,852	-	176,852
Deposit used for acquisition of Albania		-	-	250,000
Convertible debt issued for acquisition of Albania, net of discount		-	250,000	204,852

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-16

Petrosonic Energy, Inc.

(A Development Stage Company)

Notes to the Unaudited Consolidated Financial Statements

NOTE 1: Nature of Business and Basis of Presentation

Nature of Business

Petrosonic Energy, Inc. (“we”, “our” or the “Company”) was incorporated in the state of Nevada on June 11, 2008. The Company is a development stage company, as defined by ASC 915 “Development Stage Entities.”

On May 16, 2012 the Company changed its name to Petrosonic Energy, Inc. to better reflect the Company’s new business direction in anticipation of the purchase of certain rights in technology and assets through the acquisition of a 60% ownership interest in Petrosonic Albania, Sha. from Sonoro Energy Ltd. on July 27, 2012.

The financial statements included herein for the period from May 24, 2010 through July 31, 2012 are the financial statements of Petrosonic Albania, Sha. (“Predecessor”). The consolidated financial statements included herein for the period from August 1, 2012 through September 30, 2013 are the consolidated financial statements of Petrosonic Energy, Inc. and its 60% owned subsidiary, Petrosonic Albania, Sha. (collectively, “Successor”).

Basis of Presentation

The accompanying unaudited consolidated interim financial statements of Petrosonic Energy, Inc. have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2012, as filed with the SEC on Form 10-K. In the opinion of management all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period ended December 31, 2012, as reported in the Form 10-K, have been omitted.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the Company and its 60% owned subsidiary, Petrosonic Albania, Sha. All significant intercompany accounts and transactions have been eliminated in consolidation.

NOTE 2: Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, and do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company has suffered recurring net losses since inception, has an accumulated deficit at September 30, 2013 and does not have sufficient working capital for its planned activities, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon the ability of the Company to obtain additional working capital and attain profitable operations. Management of the Company has developed a strategy which it believes will accomplish this objective through short-term loans from related parties and additional equity investments, which should enable the Company to continue its operations for the coming year.

F-17

NOTE 3: Related Party Transactions

During the nine months ended September 30, 2013, $6,782 was repaid to our former President for funds previously advanced to the Company for working capital.

On June 6, 2012, we borrowed $200,000 from our President under a convertible debenture. The convertible debenture is unsecured, originally matured on June 6, 2013 and bears interest at 10%. On June 5, 2013 the maturity date of the debenture was extended to June 6, 2014. At any time prior to the maturity date, if we complete an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000, our President may elect to convert the debenture in whole or in part into common shares at the same price any shares are sold, or in the case of a convertible debenture, the price of the shares issuable upon conversion. During 2012, the Company raised more than $500,000 and this note became convertible at $0.25 per share. The outstanding unpaid balance under this note was $200,000 as of September 30, 2013 and December 31, 2012.

NOTE 4: Convertible Debt

On March 1, 2013, the holders of the notes with an aggregate principal amount of $165,000 waived their rights to convert the notes at $0.1875 per share and agreed to convert the notes at $0.25 per share. The Company evaluated the effect of the waivers and determined that the incremental change in the fair value of the conversion options was more than 10% of the carrying value of the debt. Therefore, the effect of the waivers was considered substantial and qualified as an extinguishment of debt. The extinguishment resulted in a loss on the extinguishment of debt totaling $28,083 during the nine months ended September 30, 2013. As a result of the waivers the Company evaluated the notes for beneficial conversion features and determined that beneficial conversion features exist. The intrinsic value of the beneficial conversion features was determined to be $165,000 and it was recorded as a discount on the notes.

During the nine months ended September 30, 2013, an aggregate of $165,000 of principal and $11,852 of interest was converted into 707,405 common shares.

NOTE 5: Stockholders’ Equity

During the nine months ended September 30, 2013, the Company sold an aggregate of 7,080,000 common shares in a private placement for cash proceeds of $1,718,000, net of issuance costs paid in cash of $52,000. The Company also issued an aggregate of 52,000 common stock warrants as payment of additional commissions. The warrants vest immediately, are exercisable at $0.50 per share and have a term of two years from the issue date. This was part of an offering that began in the fourth quarter of 2012.

During the nine months ended September 30, 2013, the Company issued 560,000 common shares in exchange for a subscription note receivable of $140,000. The subscription note receivable bears interest at a rate of 5%, is due on July 16, 2013, and is secured by a total of 600,000 common shares of Company, 40,000 of which were previously issued to the investor. The Company is continuing to work with the subscriber to complete this transaction.

During the nine months ended September 30, 2013, the Company issued an aggregate of 707,405 common shares for the conversion of $165,000 of debt and $11,852 of interest (see Note 4).

On January 1, 2013, the Company entered into a one year agreement with a firm that provides strategic investor relations services. In connection with the agreement, the Company issued 270,000 shares of common stock to the firm. In the event that the agreement is cancelled during its term, the Company may repurchase for the sum of $1.00 the remaining shares that would have otherwise been earned by the firm during the remainder of the term. The shares are earned in equal monthly installments of 22,500 each beginning on January 1, 2013. As of February 13, 2013, the agreement was assigned to another entity affiliated with the original firm. The fair value of the shares will be determined upon the completion of the services. During the nine months ended September 30, 2013, $145,238 in fair value was recognized under this award. The fair value of the unvested portion as of September 30, 2013 was determined to be $22,950 which will be recognized over the remaining service period.

On January 11, 2013, the Company entered into a one-year agreement with a firm that provides legal services. In connection with the agreement, the Company agreed to issue 900,000 shares of common stock to the firm. The shares of common stock are to be issued in quarterly installments beginning in April 2013. Under certain circumstances as described in the agreement, the number of shares may be adjusted based on the type and amount of services provided by the firm. The fair value of the shares will be determined upon the completion of the services. During the nine months ended September 30, 2013, $449,764 in fair value was recognized under this award. The fair value of the unvested portion as of September 30, 2013 was determined to be $89,110 which will be recognized over the remaining service period. As of September 30, 2013, 500,000 shares have been issued under this agreement.

F-18

On January 15, 2013, the Company entered into a one-year agreement with an individual for consulting services. In connection with the agreement, the Company agreed to issue 100,000 shares of common stock to the individual. The shares of common stock are to be issued in quarterly installments beginning in April 2013. The fair value of the shares will be determined upon the completion of the services. During the nine months ended September 30, 2013, $49,849 in fair value was recognized under this award. The fair value of the unvested portion as of September 30, 2013 was determined to be $9,901 which will be recognized over the remaining service period. As of September 30, 2013, 25,000 shares have been issued under this agreement.

On April 26, 2013, the Company entered into a consulting agreement, dated April 24, 2013, with a firm that provides finance, accounting and management services, with specific services described in the agreement. The agreement does not have a fixed term but can be terminated by the Company upon 30 days notice. As compensation, upon execution of the agreement, the consultant is to be paid $10,000, either in cash or in a combination of $7,500 in cash and $2,500 in restricted common stock, with the number of shares calculated based on a price that is 80% of the volume weighted average price of the Company’s stock for the prior month, with a $0.01 minimum price, at the Company’s election. The Company paid this initial compensation in cash. Subsequently, the consultant is to be compensated on a monthly basis beginning June 1, 2013 with a fee of $7,500 per month. At the Company’s election, the monthly fee can be paid all in cash or in a combination of $5,000 in cash and $2,500 in restricted common stock of the Company. The number of shares to be issued is calculated based on a share price of 80% of the volume weighted average price of the Company’s common stock for the prior month, with a $0.01 minimum price. In addition, the consultant will be entitled to quarterly bonuses payable in cash or restricted stock at the sole discretion of the Company. For services outside of those described in the agreement, the consultant will charge the Company at the rate of $250 per hour, payable 50% in cash and 50% in restricted common stock, using the same computation of shares as used for the quarterly payments. No common shares have been issued under this agreement.

On April 19, 2013, the Company entered into a one-year investment banking services agreement. As compensation, upon execution of the agreement, the Company issued 150,000 common shares and 150,000 warrants exercisable at $0.75 per share with a term of 5 years. The warrants vest immediately and have a fair value of $149,843 as calculated using the using Black-Scholes model. Assumptions used in the Black-Scholes model include: (1) a discount rate of 1.410%; (2) an expected term of 5 years; (3) an expected volatility of 288%; and (4) zero expected dividends. The common shares issued have a fair value of $150,000 as calculated using the stock price of $1.00 on the grant date. The consultant is entitled to a cash commission of 8% of the gross proceeds of any financing transaction the consultant brings to the Company plus commissions paid in warrants equal to 10% of the gross proceeds. The warrants will be exercisable at the price per share paid by participants in the financing transaction and have a term of 5 years.

NOTE 6: Subsequent Events

Subsequent to September 30, 2013, the Company issued a total of 225,000 shares of common stock for services.

F-19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by us in connection with the sale of common stock being registered. All amounts are estimated, except the registration fee:

Securities and Exchange Commission registration fee	$1,015.02
Printing fees and expense	$1,500.00	*
Legal fees and expenses	$50,000.00	*
Accounting fees and expenses	$1,000.00
Transfer agent and registrar fees and expenses	$1,000	*
Miscellaneous	$500.00	*
Total	$55,015.02	*

*Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

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Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by a corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Our Articles of Incorporation

Article Twelfth of our Articles of Incorporation states that no director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. However, the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of Article Twelfth by our stockholders shall be prospective only, and shall not adversely affect any limitations on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

Our Bylaws

We must indemnify a director or former director and we may indemnify a director or former director of a corporation of which we are or were a stockholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them, in a criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a director, including an action brought by us. Each of our directors, on being elected or appointed, is deemed to have contracted with us on the terms of the foregoing indemnity.

57

We may indemnify an officer, employee or agent of ours or of a corporation of which we are or were a stockholder (notwithstanding that he is also a director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them resulting from his or her acting as an officer, employee or agent.

We must indemnify our Secretary or an Assistant Secretary and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them arising out of the functions assigned to the Secretary by the Corporation Act or the Articles of Incorporation and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with us on the terms of the foregoing indemnity.

We may purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent or as a director, officer, employee or agent of a corporation of which we are or were a stockholder and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Within the past three years we have sold or issued the following securities not registered under the Securities Act of 1933, as amended (the “Securities Act”). Except as stated below, no underwriting discounts or commissions were payable with respect to any of the following transactions. Unless otherwise indicated below, the offers and sales of the following securities were exempt from the registration requirements of the Securities Act under Rule 506 insofar as (1) except as stated below, each of the investors was accredited within the meaning of Rule 501(a); (2) the transfer of the securities was restricted by the Company in accordance with Rule 502(d); (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b); and (4) none of the offers and sales were effected through any general solicitation or general advertising within the meaning of Rule 502(c).

On April 24, 2013 we entered into an agreement with StoryCorp Consulting for financial, accounting and management consulting services. As partial consideration for the consulting services, the consultant is to receive $2,500 in value of shares of our common stock as partial consideration for entering into the consulting agreement and, in our discretion, $2,500 in value of shares of our common stock on a monthly basis for each month during which the consultant renders services. The value of the shares of common stock to be issued will be 80% of the volume weighted average price of our common stock during the prior month, but it can never be less than $0.01. We relied on Section 4(a)(2) of the Securities Act to issue the securities inasmuch as the consultant is an accredited investor within the meaning of Rule 501(a) and was provided with or had access to the information that registration would otherwise provide.

On April 19, 2013, we entered into a one-year investment banking services agreement with Brean Capital. As compensation to Brean Capital, upon execution of the agreement, we issued 150,000 shares of common stock and a warrant to purchase 150,000 shares of common stock. The warrant is immediately exercisable at $0.75 per share and has a term of five years. We relied on Section 4(a)(2) of the Securities Act to issue the securities inasmuch as the consultant is an accredited investors within the meaning of Rule 501(a) and had access to the information that registration would otherwise provide.

58

On January 16, 2013, we closed a private placement with certain accredited investors (the “Investors”) pursuant to the terms of a Securities Purchase Agreement whereby we sold to the Investors an aggregate of 12,610,000 shares of the Company’s common stock (the “Shares”), at a price of $0.25 per Share, for aggregate proceeds to the Company of $3,152,500. In connection with the sale of the Shares we paid fees totaling $75,000 in cash along with warrants to purchase an aggregate of 75,000 shares of our common stock at a price per share of $0.50 (the “Warrants”). The Warrants have a two-year exercise period. We relied on Rule 506 of Regulation D promulgated under the Securities Act to issue the securities. The investors were accredited investors within the meaning of Rule 501(a), each investor represented that he was purchasing the securities for his own account and for the purposes of investment and we did not enter into any form of general solicitation or general advertising relating to the offering.

In January 2013 we entered into agreements with Loma Management Partners Inc., Richardson & Patel LLP and Benjamin L. Padnos, who, together, have agreed to accept a total of 1,270,000 shares of our common stock in exchange for services. The services include investor relations services, legal services and corporate strategy and business services, respectively. In connection with these agreements, on March 21, 2013 we issued 270,000 shares of common stock to Loma Management Partners Inc.; on April 15, 2013 we issued 25,000 shares of common stock to Benjamin L. Padnos; and on April 18, 2013 we issued 225,000 shares of common stock and again on July 18, 2013 we issued 225,000 shares of common stock to Richardson & Patel LLP, our legal counsel. We relied on Section 4(a)(2) of the Securities Act to issue the securities inasmuch as the consultants are accredited investors within the meaning of Rule 501(a) and were provided with or had access to the information that registration would otherwise provide.

On April 17, 2012, we issued 20,000,003 unregistered restricted shares of common stock to Art Agolli pursuant to an Assignment Agreement with Mr. Agolli, whereby Mr. Agolli agreed to convey to us all of his right, title and interest in and to a certain letter of intent between Mr. Agolli and Sonoro Energy Ltd. The shares of common stock were issued to Mr. Agolli pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-US person. The securities were issued to Mr. Agolli pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person.

On April 18, 2012, concurrent with his resignation as a director of the Company, Gerhard Schlombs surrendered 22,500,000 shares of the Company’s common stock, registered in his name, to the corporate treasury for cancellation. Such shares were cancelled by our transfer agent. No compensation was paid to Mr. Schlombs for the cancellation of his shares.

Between March 23, 2012 and June 21, 2012, we issued several Convertible Debentures to raise $163,775 (CAD$165,000 face value) for general working capital. Debentures for $50,000, $25,000, $48,775 (CAD$50,000 face value) and $40,000 were issued to three non-related parties. The debentures bear interest at 10% per annum and mature one year from the issuance date. Until the due date, the holder(s) may elect to convert the debenture in whole or in part into common shares of the Company at a conversion rate equal to the price of any aggregate financing exceeding five hundred thousand ($500,000) dollars less a discount of 25% per share. The convertible notes were offered pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transactions took place outside the United States of America with non-U.S. persons. The notes were converted into 707,405 shares of our common stock in March 2013. We relied on Section 3(a)(9) of the Securities Act to issue the shares of common stock.

On June 11, 2012, we entered into an agreement with our Art Agolli for a convertible debenture valued at $195,100 (CAD $200,000 face value) for funds advanced. The convertible debenture matures June 11, 2013 and bears interest at 10%. At any time prior to the Maturity Date, if we complete an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (“Qualified Financing”), Mr. Agolli may elect to convert the debenture in whole or in part into our common stock at a price equal to the price per share at which our common stock was sold in the Qualified Financing, or in the case of a convertible debenture, the price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing. The debenture was issued to Mr. Agolli pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person. In June 2013 the maturity date of the debenture was extended to June 11 2014.

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On July 27, 2012, pursuant to the terms of an agreement entered into with Sonoro Energy Ltd. to purchase certain assets, we issued to Sonoro a convertible debenture in the principal amount of $254,105 (CAD $250,000 face value). The debenture has a term of two years and is non-interest bearing. At any time after we have completed an equity or convertible debenture financing yielding aggregate proceeds of at least $500,000 (a “Qualified Financing”), the debenture is convertible at the holder’s option into shares of our common stock. The conversion price of the debenture will be equal to the price per share of the shares sold in the Qualified Financing or the conversion price of the shares issuable upon conversion of the convertible debentures sold in the Qualified Financing. The debenture was issued to Sonoro pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person.

In September 2012, the Company entered into two subscription agreements with a private investor, pursuant to which the private investor purchased an aggregate of 680,000 shares of our common stock and warrants for the purchase of 340,000 shares of our common stock at an exercise price of $0.50 per share, exercisable over one year from the purchase date. We received gross proceeds of $170,000 through this offering. The securities were issued pursuant to the exemption from registration contained in Regulation S of the Securities Act of 1933, as amended, in that the transaction took place outside the United States of America with a non-U.S. person.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT INDEX

Number	Description

2.1	Asset Purchase and Sale Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
3.1	Articles of Incorporation(2)
3.1.1	Certificate of Amendment to Articles of Incorporation and Certificate of Merger(3)
3.2	Bylaws(2)
5.1	Opinion Regarding Legality***
10.1	Assignment of Shares of Common Stock dated April 17, 2012 from Art Agolli in favor of Bearing Mineral Exploration Inc. Re-filed*
10.2	Convertible Debenture dated June 27, 2012 issued to Sonoro Energy Ltd.(1)
10.3	Non-Compete and Non-Solicitation Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.4	Consulting Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.5	Share Sale Contract dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.6	Form of Iraq License Agreement dated July 27, 2012 between the registrant and Sonoro Energy Ltd.(1)
10.7	Trust Agreement dated August 14, 2008 executed by Gerhard Schlombs(2)
10.8	Secured Convertible Debenture in the principal amount of CDN$200,000 issued on June 6, 2012 in favor of Art Agolli(6)
10.9	Enterprise Agreement between Petrosonic Albania sh.a and Pavli Vallja Company dated September 7, 2012(4)
10.10	Convertible Debenture dated June 21, 2012 in the face amount of $40,000 issued to Jackson Bennett LLC(4)
10.11	Convertible Debenture dated June 6, 2012 in the face amount of CDN$50,000 issued to Westlake Advisors Corp.(6)
10.12	Convertible Debenture dated March 23, 2012 in the face amount of $50,000 issued to Sierra Growth Inc.(4)
10.13	Convertible Debenture dated April 18, 2012 in the face amount of $25,000 issued to Sierra Growth Inc.(4)
10.14	Amended and Restated Employment Agreement effective January 1, 2013 between the registrant and Art Agolli(4)
10.15	Consulting Agreement dated April 24, 2013 between the registrant and StoryCorp Consulting.**
10.16	Consulting Agreement with Benjamin L. Padnos(6)
10.17	Consulting Agreement with Ormont Investor Relations and Strategic Communications, LLC and assignment to Loma Management Partners Inc.**
10.18	Memorandum of Understanding dated September 15, 2012 between the registrant and Quadrise Canada Corporation(6)
10.19	Form of Securities Purchase Agreement dated January 16, 2013(5)
10.20	Form of Registration Rights Agreement dated January 16, 2013(5)
10.21	Form of Warrant dated January 16, 2013(5)
10.22	Amendment No. 1 to Petrosonic Energy, Inc. Convertible Debenture dated June 5, 2013 between the registrant and Art Agolli**
10.23	Warrant dated September 5, 2012 for the purchase of 140,000 shares of common stock issued to Jackson Bennett LLC (6)
10.24	Warrant dated September 24, 2012 for the purchase of 200,000 shares of common stock issued to Jackson Bennett LLC (6)
10.25	Petrosonic Energy, Inc. 2013 Equity Incentive Plan**
10.26	Master Toll Services Agreement dated April 3, 2013 between the registrant and IDK Petrol Albania Sila (7)
10.27	Agreement dated April 19, 2013 between the registrant and Brean Capital (7)
21	List of Subsidiaries**
23.1	Consent of MaloneBailey, LLP*
23.2	Consent of Richardson & Patel LLP***

101.INS	XBRL Instance Document*
101.SCH	XBRL Taxonomy Extension Schema Document*
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document*
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document*
101.LAB	XBRL Taxonomy Extension Label Linkbase Document*
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document*

* Filed herewith.

** Previously filed.

*** To be provided by amendment.

(1) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2012.

(2) Incorporated by reference to the registrant’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on December 19, 2008.

(3) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2012.

(4) Incorporated by reference to the registrant’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 3, 2013.

(5) Incorporated by reference to the registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 23, 2013.

(6) Incorporated by reference to the registrant’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission on July 12, 2013.

(7) Incorporated by reference to the registrant’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on August 20, 2013.

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ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2) , (b)(5) , or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i) , (vii) , or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Calgary, Alberta, Canada, on November 26 , 2013.

PETROSONIC ENERGY, INC.

By:	/s/ Art Agolli
Art Agolli
Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: November 26 , 2013	/s/ Art Agolli
Art Agolli, Chief Executive Officer (Principal Executive Officer), Principal Financial and Accounting Officer and Director

Dated: November 26 , 2013	/s/ Alfred Fischer
Alfred Fischer, Director

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